EXHIBIT 2.1

STOCK PURCHASE AGREEMENT

dated as of

November 30, 2006

by and among

NN, INC.

and

WHIRLAWAY CORPORATION

and

THOMAS G. ZUPAN

i

3.28	Customer/Supplier Relationships	25
3.29	Indebtedness to and from Officers, Directors and Shareholder	25
3.30	Disclosure	25

Article IV	CONDITIONS TO CLOSING	25
4.1	Conditions to Obligations of Each Party to Close	25
4.2	Additional Conditions to Buyer’s Obligations	26
4.3	Additional Conditions to Shareholder’s Obligations	28

Article V	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION	29
5.1	Survival of Representations and Warranties	29
5.2	Indemnifications	29
5.3	Dispute Resolution	31

Article VI	GENERAL PROVISIONS	34
6.1	Public Statements	34
6.2	Confidentiality	34
6.3	Notices	35
6.4	Interpretation	36
6.5	Amendment	36
6.6	Severability	36
6.7	Miscellaneous	36
6.8	Counterparts	36
6.9	Cumulative Remedies	36
6.10	Tax Returns; Cooperation	37
6.11	Construction	37
6.12	Governing Law	37
6.13	Definitions	37
6.14	Further Assurances	38
6.15	Agreement Regarding Costs Related to Environmental Insurance	38
6.16	Non-Interference with Personnel Relations	38
6.17	Non-Competition	39

ii

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT dated as of November 30, 2006 (including the Exhibits and Schedules attached hereto, this “Agreement”), by and among NN, Inc., a Delaware corporation (“Buyer”), Whirlaway Corporation, an Ohio corporation (“Whirlaway”), and Thomas G. Zupan (“Shareholder”).

RECITALS
WHEREAS, Shareholder owns 966 shares of Whirlaway Common Stock, as defined in Section 3.3 (the “Purchased Shares”), with such shares constituting all of Whirlaway’s outstanding capital stock;

WHEREAS, Whirlaway owns 100% of the equity interests in Triumph LLC, an Arizona limited liability company (“Triumph” and collectively with Whirlaway, the “Acquired Companies” and each an “Acquired Company”);

WHEREAS, Whirlaway is engaged in the manufacture of high-volume precision metal components and assemblies in the State of Ohio, and Triumph is engaged in the manufacture of high-volume precision machined turned parts in the State of Arizona (collectively the “Business”);

WHEREAS, Buyer desires to purchase from Shareholder, and Shareholder desires to sell to Buyer the Purchased Shares.

NOW THEREFORE, the parties hereby agree as follows:

ARTICLE I

PURCHASE; PURCHASE PRICE; CLOSING
    1.1  Purchase of Stock.  On the Closing Date (as defined in Section 1.4), Shareholder shall sell, convey, transfer and assign, upon the terms and subject to the conditions set forth in this Agreement, to Buyer, free and clear of all Encumbrances of every kind, and Buyer shall purchase from Shareholder, all but not less than all of the Purchased Shares held by such Shareholder.

    1.2  Purchase Price. The purchase price for the Purchased Shares shall be equal to (a) Forty-Four Million Dollars ($44,000,000) minus (b) the amount of any interest bearing debt owed by either Whirlaway or Triumph as of the time of Closing, including, without limitation, the Promissory Note dated July 1, 2001 between Whirlaway and Copeland Corporation originally in the amount of $10,399,304 and any debt incurred by the Acquired Companies to fund bonus payments to Whirlaway employees in complete satisfaction of their rights under Whirlaway’s phantom stock plan, but specifically excluding the CNC Machines Debt (collectively, the “Assumed Debt”), and (c) subject to the adjustments provided in Section 1.5 below (the “Purchase Price”). The “CNC Machines Debt” means the amount of debt recently incurred by the Acquired Companies to purchase CNC Machines for the Siemens Shaft Program in Arizona, such amount not to exceed One Hundred Thousand U.S. Dollars ($100,000). The amount of Assumed Debt as of the Closing Date shall have been estimated by the parties at a time as close to the Closing as possible. The Purchase Price shall be increased or decreased, as appropriate, after the Closing Date, by the amount by which the actual amount of Assumed Debt is less than or greater than the parties’ estimate of such amount (such difference being the “Debt Adjustment”) as part of the Post-Closing Adjustment as set forth in Section 1.5.

    1.3  Payment of Purchase Price.   Buyer shall deliver the Purchase Price as follows:

(a)  At Closing, Buyer shall deliver to Key Bank National Association (the “Escrow Agent”) the sum of Two Million Dollars ($2,000,000) (the “Escrow Amount”) to be held pursuant to the Escrow Agreement of even date herewith and attached hereto as Exhibit A to be applied against any claims of Buyer Indemnitees under this Agreement. The Escrow Amount, less any amounts to be paid to Buyer pursuant to the terms of the Escrow Agreement, shall be distributed to Shareholder by the Escrow Agent, in accordance with the terms and conditions of the Escrow Agreement.

(b)  At Closing, Buyer shall pay the balance of the Purchase Price to Shareholder by delivering to Shareholder a Promissory Note maturing on January 2, 2007 and bearing interest at the annual rate of six percent (6%) in the form attached hereto as Exhibit B (the “Note”).

    1.4  Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall be held, subject to the satisfaction or waiver by the appropriate parties of the conditions set forth herein, at the offices of Blackwell Sanders Peper Martin LLP, 4801 Main Street, Suite 1000, Kansas City, Missouri, at 10 a.m. local time on November 30, 2006, or at such other place and time as the parties may mutually agree (the “Closing Date”).

    1.5  Post Closing Adjustments

(a)   Preparation of Estimated and Final Closing Balance Sheet. At least fifteen (15) days prior to Closing, the Acquired Companies shall have delivered to Buyer a calculation of the estimated net working capital as of the Closing (the “Estimated Working Capital”) for Whirlaway and Triumph, prepared on a consolidated basis and on a basis consistent with the unaudited July 31, 2006 balance sheet (the “Baseline Balance Sheet”) and the net working capital baseline calculation as of July 31, 2006 (the “Baseline Working Capital”), both of which are attached hereto as Schedule 1.5. Buyer shall cause to be prepared and shall deliver to Shareholder, within sixty (60) days after the Closing, a balance sheet as of Closing (the “Closing Balance Sheet”) and a calculation of the net working capital as of Closing (the “Closing Working Capital”) for Whirlaway and Triumph, both prepared on a consolidated basis and on a basis consistent with the Baseline Balance Sheet and the Baseline Working Capital.

(b)   Increase or Decrease in Working Capital. The Purchase Price shall be increased or decreased, as appropriate, at Closing by the amount by which the Estimated Working Capital is greater than or less than $10,141,041 (such difference being the “Estimated Working Capital Adjustment”). In addition, the Purchase Price shall be increased or decreased, as appropriate, after the Closing Date by the amount by which the

Closing Working Capital is greater than or less than the Estimated Working Capital (such difference when aggregated with the Debt Adjustment being the “Post-Closing Adjustment”). Buyer shall calculate the Post-Closing Adjustment and deliver its calculation of the Post-Closing Adjustment to Shareholder with the Closing Balance Sheet within sixty (60) days after the Closing. Except as provided in Section 1.5(c), Buyer or Shareholder, as the case may be, shall pay the Post-Closing Adjustment to the other party within fifteen (15) business days of Shareholder’s receipt of the Closing Balance Sheet and the calculation of the Post-Closing Adjustment.

(c)  Review of Post-Closing Adjustment. Following receipt by Shareholder of the Closing Balance Sheet and the calculation of the Post-Closing Adjustment, Shareholder may accept or reject the calculation. Shareholder shall have fifteen (15) business days to notify Buyer that Shareholder rejects the calculation of the Post-Closing Adjustment. If Shareholder does not notify Buyer of Shareholder’s rejection of the calculation within such fifteen (15) business day period, Shareholder will be deemed to have accepted the calculation of the Post-Closing Adjustment.

(d)  Resolution of Post-Closing Adjustment Disputes. If Shareholder timely notifies Buyer of Shareholder’s rejection of the calculation of the Post-Closing Adjustment and Buyer and Shareholder do not, after a good faith attempt, reach agreement within thirty (30) days with regard to the amounts to be paid under this Article 1, Buyer and Shareholder will submit the dispute for resolution to a nationally recognized certified public accounting firm which is mutually acceptable to the parties (the “Arbitrator”). Notwithstanding the submission of any dispute to an Arbitrator, Buyer and Shareholder agree to pay any amounts required to be paid under this Article 1 which are not the subject of a bona fide dispute, provided payment would not increase the amount owed to either party if such party’s position prevails in arbitration. Promptly, but not less than twenty (20) days after its acceptance of appointment as Arbitrator, the Arbitrator will determine those and only those issues in dispute. The Arbitrator will be instructed to resolve such issues applying a method consistent with the preparation of the Baseline Balance Sheet. The Arbitrator’s determination will be conclusive and binding on the parties. Each party will bear its own costs and the costs of the Arbitrator will be shared equally by Buyer and Shareholder.

    1.6  Section 338(h)(10) Election; Allocation of Purchase Price.  Within ninety (90) days following the Closing, Buyer and Shareholder shall join in making an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the “Code”), and any similar state or local law provision with respect to Whirlaway (the “338 Election”). Buyer shall prepare and file the forms required by applicable tax laws for the 338 Election and Shareholder shall use his best efforts to cooperate with Buyer to prepare, complete, and file such forms. In connection with the 338 Election, Buyer and Shareholder have agreed to the allocation of purchase price among the assets as set forth on Schedule 1.6, which allocation is acknowledged by Buyer and Shareholder to be reasonable, based on fair market values and consistent with Section 338 of the Code and the Treasury Regulations promulgated thereunder and any comparable provisions of state or local law.

In the event that the Buyer or the Internal Revenue Service determines that the allocation of purchase price agreed to between Buyer and Shareholder as set forth on Schedule 1.6 must be reallocated after Closing, and as a result of such reallocation, the amount of income tax incurred by Shareholder is increased from the amount which Shareholder would have incurred as a result of the allocation of the purchase price set forth in Schedule 1.6, Buyer agrees to pay Shareholder on an After Tax Basis an amount equal to such additional income tax liability incurred by Shareholder. Conversely, if the reallocation of the purchase price referred to in the preceding sentence results in a decrease in the income tax incurred by Shareholder, Shareholder agrees to pay Buyer on an After Tax Basis an amount equal to such decrease in the income tax liability incurred by Shareholder as a result of such reallocation. For purposes of this Agreement, the term “After Tax Basis”, with respect to a particular calculated amount to be paid to any Person, shall mean a gross sum that is sufficient, after taking into account the net effect of all income taxes required to be paid as a result of the receipt or accrual of such gross sum, to provide the particular or calculated amount to the recipient, after taking into account any offsetting credits and deductions (including any credits and deductions resulting from the payment, event or circumstances giving rise to the obligation to make the payment hereunder).

Except as provided in the preceding paragraph, Shareholder agrees to pay on a timely basis, and, to indemnify Buyer on an After Tax Basis against, any income taxes due, up to and including the Closing Date, which either Whirlaway or Shareholder is required to pay following the Closing Date, including, but not limited to, any tax, no matter when such tax may actually be due on the deemed asset sale from the 338 Election.

Buyer acknowledges and Shareholder agrees that Shareholder has the right and obligation to prepare and to file all federal and state corporate income tax returns for the Acquired Companies up to the Closing Date, including the short period tax return which will be required to be prepared and filed for the period commencing January 1, 2006 and ending on the Closing Date. In addition, Buyer acknowledges and Shareholder agrees that Shareholder shall be entitled and obligated to respond to any inquiries by taxing authorities concerning such tax returns, including, without limitation, any audits of same and any audits of prior tax periods. Buyer agrees to give prompt written notice to Shareholder of any notice received after the Closing Date by Buyer from any taxing authority relating to the Acquired Companies which relates to a period prior to the Closing Date.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as otherwise set forth in the written disclosure schedules (the “Schedules”) attached hereto, Buyer hereby represents and warrants to Shareholder as follows:

    2.1  Organization and Qualification.   Buyer is duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware and has the requisite corporate power to carry on its business as now conducted.

    2.2  Authority Relative to this Agreement.   Buyer has the requisite corporate power and authority to enter into this Agreement and the Note and to carry out its obligations hereunder. The execution and delivery of this Agreement and the Note by Buyer, and the consummation by Buyer of the transactions contemplated hereby, have been duly authorized by the board of directors of Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement, the Note and the transactions contemplated hereby. This Agreement and the Note have been duly executed and delivered by Buyer and constitute valid binding obligations of Buyer, enforceable in accordance with their terms except as enforceability may be limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally, and (ii) general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law). Buyer is not subject to or obligated under any provision of (a) its certificate or articles of incorporation or bylaws, (b) any contract, (c) any license, franchise or permit or (d) any law, regulation, order, judgment or decree, which would be breached or violated by the execution, delivery and performance of this Agreement, the Note and the consummation by Buyer of the transactions contemplated hereby. No authorization, consent or approval of, or filing with, any public body, court or authority is necessary on the part of Buyer for the consummation by Buyer of the transactions contemplated by this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF
WHIRLAWAY AND SHAREHOLDER

Except as otherwise set forth in the Schedules attached hereto, Whirlaway and Shareholder, jointly and severally, hereby represent and warrant to Buyer as follows:

    3.1  Organization, Qualification and Corporate Power.   Whirlaway is a corporation duly incorporated and validly existing under the laws of the State of Ohio, has delivered its most recent annual report to the Ohio Secretary of State (if required), has paid the requisite fee, and has not filed a Certificate of Dissolution with the Ohio Secretary of State. Triumph is a limited liability company duly organized and validly existing under the laws of the State of Arizona, has delivered its most recent annual report to the Arizona Secretary of State (if required), has paid all requisite fees, and has not filed a Certificate of Dissolution with the Arizona Secretary of State. Neither Acquired Company is qualified to do business in any other jurisdiction. Each Acquired Company has full corporate power and authority necessary to carry on the Business and to own and use the properties and assets owned and used by it in connection with the Business as such Business is now being conducted and as such properties and assets are now being used. The articles of incorporation, by-laws and other organizational documents of each Acquired Company which were previously furnished to Buyer are true, complete, and correct copies of such documents as in effect on the date of this Agreement.

    3.2  Authorization of Transaction. The execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement have been duly authorized by the board of directors of Whirlaway. No other approval on the part of Whirlaway, Triumph or Shareholder is necessary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby. Whirlaway has full corporate power and authority to enter into this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Whirlaway and Shareholder enforceable in accordance with its terms and conditions. Except as disclosed in Schedule 3.2, neither the execution and the delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict in a material manner with, result in a breach of, constitute a default under, result in the acceleration of, or require the payment of any amounts under, or create in any party the right to accelerate, terminate, modify or cancel (A) any Encumbrance, restriction, indenture or Contract (as defined in Section 3.15(a)), or (B) any provision of the certificate of incorporation or bylaws or other organizational documents of any Acquired Company, or (ii) violate any Law to which any Acquired Company is subject, the violation of which would adversely affect Buyer, any Acquired Company, the Purchased Shares, or the transactions contemplated by this Agreement. Except as disclosed in Schedule 3.2, no notice to, filing with or authorization, consent or approval of, any public body, court, authority or other third party is necessary by any Acquired Company or Shareholder for the consummation by any Acquired Company and Shareholder of the transactions contemplated by this Agreement.

    3.3  Title to Purchased Shares; Capitalization.

    (a)  Shareholder holds of record and owns beneficially the Purchased Shares and has good and marketable title to the Purchased Shares free and clear of any Encumbrance, and Shareholder has not disposed of or transferred the Purchased Shares or any interest therein to any other person or persons and has not pledged or hypothecated the Purchased Shares or given any person or persons any security interest therein or any power of attorney, order or authority of any kind or nature whatsoever to transfer the Purchased Shares or any interest therein. The authorized capital stock of Whirlaway consists of 1000 shares of common stock, at no par value (the “Whirlaway Common Stock”), of which 966 shares of common stock are outstanding and 27 shares are held in treasury. All of the issued and outstanding shares of the capital stock of Whirlaway have been duly authorized and validly issued, are fully paid and nonassessable and were offered, issued, sold and delivered by Whirlaway in compliance with all laws concerning the issuance of securities. Other than the Purchased Shares held by Shareholder, there are no other shareholders or any outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which Whirlaway or Shareholder is a party or which are binding upon Whirlaway or Shareholder providing for the issuance or transfer by Whirlaway or Shareholder of any shares of capital stock, or any instrument convertible into any such shares, of Whirlaway and Whirlaway has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or other attribute of Whirlaway.

(b)  Whirlaway holds good and marketable title to 100% of the membership interests of Triumph free and clear of any Encumbrance, and Whirlaway has not disposed of or transferred any interest therein to any other person or persons and has not pledged or hypothecated such interest or given any person or persons any security interest therein or any power of attorney, order or authority of any kind or nature whatsoever to transfer any interest therein. Other than the membership interests held by Whirlaway, there are no other members or any outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which any Acquired Company or Shareholder is a party or which are binding upon any Acquired Company or Shareholder providing for the issuance or transfer by any Acquired Company or Shareholder of any membership interest, or any instrument convertible into any such interests, of Triumph nor are there any outstanding stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or other attribute of Triumph.

    3.4  Financial Statements.  The books of account and related records of each Acquired Company fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with the accrual basis of accounting applied on a consistent basis. Schedule 3.4(a) contains the following financial statements:

Statements of income, retained earnings and cash flows of each Acquired Company for the fiscal years ended December 31, 2004 and December 31, 2005, inclusive, and balance sheets of each Acquired Company as at each of such dates (together, the “Audited Financial Statements”), and an unaudited statement of income of each Acquired Company for the eight months ended August 31, 2006 and an unaudited balance sheet of each Acquired Company as at such date (the “Unaudited Financial Statements” and together with the Audited Financial Statements constitute the “Financial Statements”).

(a)  The Audited Financial Statements: (i) are correct and complete, in all material respects, and in accordance with the books and records of each Acquired Company, which are regularly maintained by management, (ii) fairly present the financial condition, assets and liabilities of each Acquired Company as at their respective dates and the results of operations and cash flows for the periods covered thereby and (iii) have been prepared in accordance with GAAP consistently applied. The Audited Financial Statements have been certified by Whirlaway’s accountants. All references in this Agreement to the “Balance Sheet Date” shall mean August 31, 2006.

(b)  The Unaudited Financial Statements: (i) have been prepared on a basis consistent with the Audited Financial Statements and in accordance with all of the information contained in the books and records of each Acquired Company, which are regularly maintained by management, (ii) fairly present the financial condition, assets and liabilities of the Acquired Company as at their respective dates and (iii) have been prepared in accordance with GAAP consistently applied except that the Unaudited Financial Statements do not contain explanatory notes or a statement of cash flows and are subject to year end adjustments of the type and in amounts consistent with historical practices of each Acquired Company. Schedule 3.4(b) sets forth all of the year end adjustments for the December 31, 2006 fiscal year known to Whirlaway or Shareholder as of the Closing Date.

    3.5  Receivables.  All accounts and notes receivable reflected on the Unaudited Financial Statements, and all of the Acquired Companies’ accounts and notes receivable existing as of the Closing Date (a) have arisen in the ordinary course of the Business, (b) are subject only to a reserve for bad debts computed substantially in accordance with GAAP consistently applied and reasonably estimated to reflect the probable results of collection and (c) have been billed and are generally due in accordance with the commercial terms of the Company’s customer relationships consistent with past practices. Schedule 3.5 sets forth the total amount of each Acquired Company’s accounts receivable outstanding as of the last day of the month immediately preceding the present month, and the aging of such receivables based on the following schedule: 0-30 days, 31-60 days, 61-90 days, and over 90 days, from the due date thereof.

    3.6  Absence of Certain Developments. Since the Balance Sheet Date, except as set forth on Schedule 3.6, or as specifically contemplated by this Agreement, there has not been:

(a)  any event having a Material Adverse Effect on the Business or the properties, assets, rights, prospects, liabilities, authorizations or condition (financial or otherwise) of the Acquired Companies or relations with their customers, agents, employees or creditors;

(b)  any damage, destruction or loss (whether or not covered by insurance) having a Material Adverse Effect on the Business;

(c)  any change in the authorized capital of Whirlaway or its outstanding securities or any change in the ownership of Whirlaway’s capital stock including any change in ownership or any grant of any subscriptions, options, warrants, calls, conversion rights, commitments or other interests in Whirlaway stock;

(d)  any declaration or payment of any dividend or distribution in respect of Whirlaway’s capital stock or any direct or indirect purchase, or redemption or other acquisition or retirement of any of the capital stock of Whirlaway except reasonable amounts distributed to Shareholder to pay his tax obligations due to Whirlaway’s status as a subchapter “S” corporation;

(e)  any increase in the compensation, bonus, sales commissions or fees payable or to become payable by any Acquired Company to any of its directors, officers, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees (which are other than officers, directors, consultants or agents) in accordance with past practice and reflected in the books and records of such Acquired Company;

(f)  any work interruptions, labor grievances or claims filed;

(g)  any sale or transfer, or any agreement to sell or transfer, any assets, property or rights of any Acquired Company to any person or entity (other than the sales of inventory in the ordinary course of business or other dispositions of used and/or obsolete equipment, which do not exceed Twenty-Five Thousand U.S. Dollars ($25,000 U.S.), individually, or Fifty Thousand U.S. Dollars ($50,000 U.S.), in the aggregate);

(h)  any new or renegotiated indebtedness or any cancellation, or agreement to cancel, any indebtedness or other obligation owing to any Acquired Company, including any indebtedness of Affiliates of any Acquired Company, other than the negotiation and adjustment of bills made in the course of good faith disputes with customers in the ordinary course of business and in a manner consistent with past practice;

(i)  any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of any Acquired Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

(j)  any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets other than inventories and the purchases made and indebtedness incurred in connection with the CNC Machines Debt;

(k)  any waiver of any rights or claims of any Acquired Company, other than the negotiation and adjustment of invoices in the course of good faith disputes with customers in the ordinary course of business and in a manner consistent with past practice;

(l)  any amendment or termination (other than by expiration at the end of its term) of any Contract, agreement, lease, license, permit or other right to which any Acquired Company is a party;

(m)  any transaction or conduct by any Acquired Company outside the ordinary course of its business;

(n)  any cancellation or termination of any contract with a customer or client prior to the scheduled termination date which individually or in the aggregate accounted for Fifty Thousand U.S. Dollars ($50,000 U.S.) of sales during the prior fiscal year;

(o)  any changes in accounting methods or practices (including, without limitation, any change in depreciation or amortization methods or rates); or

(p)  any other distribution of property or assets by any Acquired Company.

    3.7  Undisclosed Liabilities.  The Acquired Companies have no liabilities or obligations of any nature, whether due or to become due, absolute, contingent or otherwise, including liabilities for or in respect of federal, state and local taxes and any interest or penalties relating thereto, except (a) to the extent reflected as a liability on the Unaudited Financial Statements, (b) liabilities incurred in the ordinary course of business consistent with historical practice since the Balance Sheet Date, and fully reflected as liabilities on the Books and Records as defined below, which alone or together would not have a Material Adverse Effect, (c) unaccrued liabilities under contracts entered into in the ordinary course and made available to Buyer where the amount of the liability is ascertainable from the face of the contract and (d) liabilities disclosed and quantified on Schedule 3.7.

    3.8  Books and Records. The financial records, ledgers, account books, minute books, stock certificate books, stock registers and other corporate records of the Acquired Companies (the “Books and Records,”) are current, correct and complete in all material respects.

    3.9  Taxes.

(a)  Except as set forth on Schedule 3.9:

           (i)  Each Acquired Company has timely filed all required federal, state, local and foreign tax returns (the “Tax Returns”) and estimates for all years and periods (and portions thereof, if required) and for all jurisdictions (whether federal, state, local or foreign) in which any such Tax Returns or estimates were due. All Tax Returns were true, correct and complete when filed. No Acquired Company has filed a request for extension of any Tax Return that is currently in effect. Copies of all federal, state and foreign Tax Returns filed by each Acquired Company for the past three (3) years have been provided to Buyer. All Taxes, owed by each Acquired Company and Shareholder or remitted by any Acquired Company on behalf of a third party, whether or not shown on a Tax Return, have been paid.

(ii)  None of the Acquired Companies has ever been a member of any consolidated, combined or unitary group for federal, state, local or foreign Tax purposes.

(iii)  None of the Acquired Companies is a party to any joint venture, partnership or other arrangement that could be treated as a partnership for federal income Tax purposes.

(iv)  Each Acquired Company has (a) withheld all required amounts from its employees, agents, contractors and nonresidents and remitted such amounts to the proper agencies, (b) paid all employer contributions and payments, and (c) filed all federal, state, local and foreign Tax Returns and reports with respect to employee income tax withholding, social security, unemployment taxes and payments, all in compliance with the withholding tax provisions of the Code as in effect for the applicable year and other applicable federal, state, local or foreign laws.

(v)  None of the Acquired Companies has executed or filed with any taxing authority (whether federal, state, local or foreign) any agreement or other document extending or having the effect of extending the period for assessment, reassessment or collection of any Taxes past the Closing Date, and no power of attorney granted by any Acquired Company with respect to any Taxes will be in force following the Closing.

(vi)  No federal, state, local or foreign Tax audits or other administrative proceedings, discussions or court proceedings are presently pending with regard to any Taxes or Tax Returns of any Acquired Company.

(vii)  None of the Acquired Companies has entered into any agreement with any taxing authority relating to Taxes which affects any taxable year ending after the Closing Date.

(viii)  None of the Acquired Companies has agreed to nor is required to make any adjustment by reason of a change in accounting methods that affects any taxable year ending after the Closing Date. Neither the IRS nor any other agency has proposed any such adjustment or change in accounting methods that affects any taxable year ending after the Closing Date. None of the Acquired Companies has an application pending with any taxing authority requesting permission for any changes in accounting methods that relate to its business or operations and that affects any taxable year ending after the Closing Date.

(ix)  None of the Acquired Companies is a party to any tax sharing agreement or similar arrangement for the sharing of tax liabilities or benefits effective for any year (whether current year, a future year or a past year) that will have any effect after the Closing.

(x)  None of the Acquired Companies is an investment company within the meaning of Code section 351(e).

(xi)  There is no contract, agreement, plan or arrangement covering any employee or former employee of any Acquired Company that, individually or collectively, could give rise to the payment by any Acquired Company after the Closing Date of any amount that would not be deductible by reason of Code sections 280G or 162(m).

(xii)  No asset of any Acquired Company is tax-exempt use property under Code section 168(h).

(xiii)  No portion of the cost of any asset of any Acquired Company has been financed directly or indirectly from the proceeds of any tax-exempt state or local government obligation described in Code section 103(a).

(xiv)  None of the assets of any Acquired Company is property that is required to be treated as being owned by any other person pursuant to the safe harbor lease provision of former Code section 168(f)(8).

(xv)  None of the Acquired Companies have or have had a permanent establishment in any foreign country of engaged in a trade or business in any foreign country.

(xvi)  In the past seven years, none of the Acquired Companies has been a party to a transaction that has been reported as a reorganization within the meaning of Code section 368 or distributed a corporation (or been distributed by a corporation) in a transaction that has been reported to qualify under Code section 355.

(xvii)  Whirlaway has made a valid election to become a Subchapter S corporation under Code section 1362(a) and Regulation section 1.1362-6(a) and the election remains effective through the Closing Date.

(b)  For purposes of this Section 3.9, the term “Acquired Company” shall be deemed to include any predecessor of an Acquired Company and any person or entity from which any Acquired Company incurs a liability for Taxes as a transferee or by contract.

    3.10  Real Property Leases.

(a)  Set forth in Schedule 3.10 is a complete and accurate list and a brief description of all real property leased or subleased by the Acquired Companies (as lessee or sublessee) (the “Leased Real Property”). With respect to each lease (as it may have been amended pursuant to the terms of the lease amendments attached hereto as Exhibit C) so set forth, and except as otherwise indicated in Schedule 3.10 and to the best of the Acquired Companies’ Knowledge as to the third parties, (i)  the lease has been validly executed and delivered and is in full force and effect; (ii) no party to the lease, is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute such a material breach or default and permit termination, modification or acceleration under the lease; (iii) the consummation of the transactions under this Agreement will not cause a termination of the lease; (iv) no party to the lease has repudiated any material provision thereof; (v) there are no disputes or oral agreements in effect as to the lease, and there are no delayed payment programs in effect as to the lease; (vi) all improvements leased thereunder have been maintained substantially in accordance with the lease, applicable Law and normal industry practice, and such improvements are generally suitable for the purposes for which they are being used and no Acquired Company has received any notice from any Governmental Authority that any of the buildings and improvements is in material violation of any applicable Law; and (vii) no Acquired Company has assigned, sublet, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold, except Encumbrances, if any, which are to be released on or before the Closing Date.

(b)  Except as disclosed in Schedule 3.10, to the best of the Acquired Companies’ Knowledge, each component of the Leased Real Property is in good condition, working order and repair, except for maintenance, repairs and replacements conducted or required in the ordinary course of the operation of the Leased Real Property, maintenance, repairs and replacements that do not adversely affect the operation of the Leased Real Property as the same are now operated, and ordinary wear and tear.

(c)  Except as disclosed in Schedule 3.10, no Person authorized to act on behalf of any Acquired Company has entered into any contract, arrangement or understanding with respect to the future ownership, development, use, occupancy or operation of the Leased Real Property which (i) would be binding on any Acquired Company, and (ii) would have a Material Adverse Effect on the Business, the leased property or its future ownership, development, use or operation thereof by any Acquired Company or Buyer, other than options, rights of first refusal or other similar arrangements in favor of any Acquired Company under the leases and subleases relating to the Leased Real Property, copies of which have been previously delivered to Buyer.

(d)  No Acquired Company has received notice of any pending condemnation or eminent domain proceedings that affect the Leased Real Property and there are no threatened or contemplated condemnation or eminent domain proceedings that affect the Leased Real Property, and no Acquired Company has received any notice, oral or written, of the intention of any Governmental Authority or other Person to take or use all or any part thereof under the power of eminent domain.

(e)  No Acquired Company is obligated to pay any leasing or brokerage commissions relating to any lease and, except as set forth on Schedule 3.10, will not have any obligation to pay any leasing or brokerage commission upon the renewal of any lease.

(f)  Except as set forth on Schedule 3.10, no construction, alteration or other leasehold improvement work with respect to any of the leases remains to be paid for or to be performed by any Acquired Company.

    3.11  Real Property Owned.   Schedule 3.11 contains a complete and accurate list and describes in reasonable detail and contains a legal description of all real property owned by any Acquired Company (the “Owned Real Property”). With respect to each parcel of real property listed in Schedule 3.11, except as otherwise indicated in Schedule 3.11:

(a)  The Acquired Companies have good and marketable fee simple title to the Owned Real Property, free and clear of all Encumbrances, easements and other restrictions, other than installments of real property taxes and special assessments not yet delinquent;

(b)  The Acquired Companies have not received any notice of pending condemnation or eminent domain proceedings that affect the Owned Real Property and, to the Knowledge of the Acquired Companies and Shareholder, there are no threatened or contemplated condemnation or eminent domain proceedings that affect the Owned Real Property, and no Acquired Company has received any notice, oral or written, of the intention of any Governmental Authority or other Person to take or use all or any part thereof under the power of eminent domain;

(c)  There are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Owned Real Property, except for possible incidental and temporary use, none of which, if any, would be binding on any Acquired Company following Closing;

(d)  There are no outstanding options or rights of first refusal to purchase any of the Owned Real Property, or any portion thereof or interest therein;

(e)  There are no Persons (other than the Acquired Company) in possession of any of the Owned Real Property;

(f)  To the best of the Acquired Companies’ Knowledge, each component of the Owned Real Property is in good operating condition and repair, except for ordinary wear and tear, maintenance, repairs and replacements conducted or required in the ordinary course of the operation of the Owned Real Property and maintenance, repairs and replacements that do not adversely affect the operation of any of the Owned Real Property as the same are now operated;

(g)  The Leased Real Property and the Owned Real Property comprise all of the real property used by any Acquired Company in connection with the Business;

(h)  The Owned Real Property is legally subdivided and consists of separate tax lots so that it is assessed separate and apart from any other property;

(i)  Except as set forth on Schedule 3.11, the Owned Real Property is not located in any special flood hazard area designated by any federal, state, county or local government agencies having jurisdiction over the Owned Real Property;

(j)  Except as set forth on Schedule 3.11, no work has been performed on or materials supplied to the Owned Real Property within any applicable statutory period which could give rise to mechanic’s or materialmen’s liens; and

(k)  Schedule 3.11 sets forth a true, correct and complete list of all title insurance commitments, title insurance policies, surveys, site plans, engineering reports and hazardous waste reports prepared with respect to the Owned Real Property, copies of which have previously been made available to Buyer.

    3.12  Compliance, Utilities and Other Matters. With respect to the Owned Real Property and the Leased Real Property (as indicated below):

(a)  To the best of the Acquired Companies’ Knowledge, the buildings and improvements on the Owned Real Property are located within the boundary lines of the parcels of land as shown on the surveys and/or described in the deeds with respect to each (excluding boundary line fences and driveways and utility lines extending into public rights of way), are not in violation of setback requirements and are not in violation of zoning laws and ordinances, and do not encroach on any easement which burdens the land to an extent that they prevent the use of such easements for their beneficial purposes or could warrant a removal of the encroachment;

(b)  The Acquired Companies currently have vehicular and pedestrian access to the Owned Real Property and the Leased Real Property adequate for its current uses and such access will not be terminated upon consummation of the transactions contemplated by this Agreement;

(c)  All buildings and improvements thereon have received all approvals of Governmental Authorities (including licenses and permits) as are necessary in connection with the ownership or operation thereof and such buildings and improvements in general are currently operated and maintained in material compliance with all applicable laws, rules and regulations; and

(d)  All buildings and improvements thereon are supplied with utilities and other similar services or have available utilities and other similar services (e.g., on-site wells) adequate for the present operation of such buildings and improvements.

    3.13  Assets.

     (a)  Schedule 3.13(a) contains a complete and correct list of all of the assets of the type identified below, which are owned or used in connection with the Business, listed according to the following categories:

        (i)  all inventory of the Acquired Companies relating to the Business, including without limitation finished goods inventory, work in process inventory, raw materials inventory and supplies as of October 31, 2006 (collectively, the “Inventory”);

      (ii)  all automobiles, trucks, trailers, vans and other vehicles used in the Business (collectively, the “Vehicles”); and

     (iii)  all fixtures, fabricating, demonstration, and other equipment, machinery, apparatus, tools, appliances, and computer equipment used in the Business, whether or not reflected as capital assets in the accounting records of the Acquired Companies (collectively, the “Fixed Assets”).

   (b)   Except as set forth in Schedule 3.13(b), the Acquired Companies have good and marketable title to or a valid right to use, as the case may be, the Inventory, Fixed Assets, Vehicles and all Books and Records, correspondence, manuals, customer lists, studies, reports and summaries relating to the Business (collectively, the “Personal Property Assets”) and none of the Personal Property Assets is subject to any Encumbrance.

      (c)  Except as set forth in Schedule 3.13(c), the Acquired Companies have good and marketable title to all assets used, held for use in, or necessary for the operation of the Business as presently conducted.

    (d)  To the best of the Acquired Companies’ Knowledge, the Personal Property Assets are suitable and adequate for the purposes for which such assets are currently used and there are no actual, current or presently existing conditions affecting the Personal Property Assets, either individually or in the aggregate, which would interfere in any adverse respect with the normal use thereof in the operation of the Business. The Personal Property Assets are in good operating condition and repair, taking into account normal wear and tear and subject to maintenance, repairs and replacements conducted or required in the ordinary course of the Business.

    3.14  Inventory.

    (a)  Except as set forth in Schedule 3.14, the Acquired Companies have good and marketable title to all of their Inventory and none of such Inventory is subject to any Encumbrance or other adverse claim.

(b)  All of the Inventory, wherever located (including items in transit), (i) is currently usable or saleable in the ordinary course of business as now conducted by the Acquired Companies and taking into account market conditions, useful life of the Inventory and any other matters customarily affecting the use and sale of Inventory, except to the extent such inventory is valued at zero or scrap value or reserves have been taken consistent with Acquired Companies historical obsolescence policy, (ii) is sufficient for the conduct of the Business, taking into account market conditions, useful life of the Inventory and any other matters customarily affecting Inventory levels, (iii) meets applicable quality control standards and all published, and applicable quality control standards required by customers, and (iv) is carried on the Books and Records at an amount which reflects valuations not in excess of the lower of cost or market subject to sufficient reserves for obsolescence and determined substantially in accordance with GAAP applied on a consistent basis.

    3.15  Contracts.

(a)  Schedule 3.15(a) contains a complete and correct list and brief description of all agreements, contracts, commitments and other instruments and arrangements in excess of $25,000 (whether written or oral) of the types (and listed according to the categories) described below by which any Acquired Company is bound or affected or to which any Acquired Company is a party or by which any of them or Shareholder is bound in connection with the Business (the “Contracts”):

    (i)  leases, licenses, permits, franchises, insurance policies, Governmental Approvals and other contracts concerning or relating to the Owned Real Property or the Leased Real Property;

(ii)  employment, consulting, agency, collective bargaining or other similar contracts, agreements, and other instruments and arrangements relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants;

(iii)  loan agreements, indentures, letters of credit, mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, and other agreements and instruments relating to the borrowing of money or obtaining of or extension of credit;

(iv)  licenses, licensing arrangements and other contracts providing in whole or in part for the use of, or limiting the use of, any Intellectual Property;

(v)  brokerage or finder’s agreements;

(vi)  joint venture, partnership and similar contracts involving a sharing of profits or expenses (including but not limited to joint research and development and joint marketing contracts);

(vii)  stock purchase agreements, asset purchase agreements and other acquisition or divestiture, agreements, including but not limited to any agreements relating to the acquisition, sale, lease or disposal of any assets (other than sales of inventory in the ordinary course of business) or involving continuing indemnity or other obligations;

(viii)  sales agency, manufacturer’s representative, marketing or distributorship agreements;

  (ix)  contracts, agreements or arrangements with respect to the representation of the Business in foreign countries;

          (x)  lease agreements providing for the leasing of either (A) personal property primarily used in, or held for use primarily in connection with, the Business or (B) other personal property;

 (xi)  contracts, agreements or commitments with any employee, director, officer, or Affiliate of any Acquired Company or Affiliate of Shareholder;

(xii)  any tax abatement or tax credit agreements; and

(xiii)  any other contracts, agreements or commitments that are or will be material to the Business.

(b)  Complete and correct copies of all written Contracts, together with all amendments thereto, and accurate descriptions of all material terms of all oral Contracts have previously been delivered to Buyer, set forth or required to be set forth in Schedule 3.15(a) are included in such Schedule;

(c)  Except as set forth on Schedule 3.15(c), neither Acquired Company is a party to any employment agreement, or has executed any letter relating to employment, which provides for any increase in compensation (including severance pay or benefits) based on a change in control of either Acquired Company or a sale of the Business. There have been no events of default under any contract by either Acquired Company or, to the best of the Acquired Companies’ Knowledge, any third party, and no state of facts exist which with notice or the passage of time, or both, would constitute an event of default by any Acquired Company or, to the Knowledge of the Acquired Companies, any third party to a Contract. All Contracts are in full force and effect, and each constitutes the legal, valid, binding and enforceable obligation of the Acquired Company and, to the best of the Acquired Companies’ Knowledge, the other party thereto. Except for the consents set forth on Schedule 3.2, the transactions contemplated by this Agreement will not (and will not give any person a right to) terminate or modify any rights of, or accelerate or increase any obligations of either Acquired Company under any Contract.

    3.16  Litigation.  Except as set forth in Schedule 3.16, there is no action, order, writ, injunction, judgment or decree outstanding or any claim, suit, litigation, proceeding, labor dispute, arbitral action, governmental audit or investigation (collectively, “Actions”) pending, threatened or anticipated (a) against, related to or affecting any Acquired Company or Shareholder or the Purchased Shares, (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement, (c) that involve the risk of criminal or civil liability to any Acquired Company or its respective officers or directors, or (d) in which any Acquired Company is a plaintiff. Except as set forth in Schedule 3.16, no Acquired Company is in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against any Acquired Company.

      3.17  Compliance with Law; Authorizations.

(a)  No Acquired Company has violated any applicable Laws or any final, non-appealable judgment, decision, decree or order of any court or governmental agency, department or authority relating to the Business, including, without limitation, all applicable energy, public utility, zoning, building and health Laws and all applicable Laws promulgated by the United States Environmental Protection Agency, except to the extent such violation or noncompliance would not have a Material Adverse Effect;

(b)  Each Acquired Company holds all material licenses, franchises, permits, registrations, orders, resale tax certificates and other governmental authorizations and approvals (collectively, the “Authorizations”) necessary to operate the Business in the manner in which it is presently conducted. Schedule 3.17(a) lists all such Authorizations. The Authorizations listed on Schedule 3.17(a) are valid, and neither Acquired Company nor Shareholder has received any notice that any Governmental Authority intends to cancel, terminate or not renew any such Authorization, nor is there any basis that would permit any Governmental Authority to cancel, terminate or not renew any such Authorization. Each Acquired Company has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the Authorizations and is not in material violation of any of the foregoing;

(c)  Neither Acquired Company nor Shareholder has received any written notice to the effect or been advised that any Acquired Company is not in compliance with any applicable Laws, nor has any reason to anticipate that any of the Acquired Companies’ existing practices or policies are likely to result in violations of any such Laws as now applied and enforced against the Acquired Companies; and

(d)  Each Acquired Company has filed in a timely manner all reports, documents and other materials it was required to file (and the information contained therein was correct and complete) under all Laws (including rules and regulations thereunder).

  3.18       Intellectual Property.

(a)  The Acquired Companies own or have the right to use all Proprietary Rights necessary to the conduct of the Business as presently conducted and as necessary to develop the Acquired Companies’ products and services as such products and services are currently anticipated to be developed. With respect to such Proprietary Rights, except as otherwise indicated in such schedule, (i) an Acquired Company owns all right, title, and interest in and to or a valid and enforceable license or waiver to use all of such Proprietary Rights, (ii) there are no outstanding notices or claims (written or oral) received by any Acquired Company or Shareholder asserting the infringement by, or invalidity, abuse, misuse, or unenforceability of, any of such Proprietary Rights by any Acquired Company, and there are no grounds for the same, and (iii) all such Proprietary Rights will be owned or available for use by the Acquired Companies on identical terms and conditions immediately subsequent to the Closing Date. The conduct of the Business has not and does not infringe any rights of others.

(b)  The term “Proprietary Rights” means any patents, patent applications, patent disclosures and inventions as well as any reissues, continuations, continuations-in-part, divisions, extensions or reexaminations thereof; any trademarks, service marks, trade dress, logos, trade names, service names, brand names and corporate names, together with all goodwill associated therewith, whether or not registered; copyrights and copyrightable works; mask works; trade secrets; know-how and confidential information; computer software, including source code and object code; all other proprietary rights; and all copies and tangible embodiments of the foregoing (in whatever form or medium); all registrations, applications for registration and renewals for each of the foregoing; and all know-how, in each of the foregoing cases wherever such rights exist throughout the world, including the right to recover for past infringement.

(c)  The Acquired Companies have taken reasonable security measures to maintain the confidentiality and protection of any Proprietary Rights of the Acquired Companies, including the execution of agreements by engineers, consultants and officers of the Acquired Companies to the extent reasonably necessary to maintain the confidentiality and protection of such Proprietary Rights. After the Closing Date, all Proprietary Rights used or useful in the Business will be unimpaired as a result of this transaction.

3.19   Environmental Matters.

(a)  Definitions.

As used herein, “Environmental Claims” means any and all administrative, regulatory or judicial actions or causes of action, suits, obligations, liabilities, losses, proceedings, executory decrees, judgments, penalties, fees, demands, demand letters, orders, directives, claims (including any claims involving toxic torts or liability in tort, strict, absolute or otherwise), liens, notices of noncompliance or violation, or legal fees or costs of investigations, monitoring or proceedings, relating in any way to any Environmental Laws or any Environmental Permit issued under any such Environmental Laws, or arising from the presence, Release or threatened Release (or alleged presence, Release or threatened Release) into the environment of any Hazardous Materials (hereinafter “Claims”) including, without limitation, and regardless of the merit of such Claims, any and all Claims by any governmental or regulatory authority or by any third party for enforcement, cleanup, remediation, removal, response, remedial or other actions or damages, contribution, indemnification, cost recovery, compensation, or injunctive relief pursuant to any Environmental Law or for any Property damage or personal injury

(including death) or threat of injury to health, safety, natural resources, or the environment.

As used herein, “Environmental Laws” means all applicable past and present statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, authorizations and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, and the states and political subdivisions thereof, and all principles of common law pertaining to the regulation and protection of human health, safety, and damages to natural resources, including, without limitation, Releases and threatened Releases or otherwise relating to the operation, manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”); the Federal Insecticide, Fungicide and Rodenticide Act, as amended (“FIFRA”); the Resource Conservation and Recovery Act, as amended (“RCRA”); the Toxic Substances Control Act, as amended (“TSCA”); the Food, Drug, and Cosmetic Act as amended (“FDA”); the Clean Air Act, as amended (“CAA”); the Federal Water Pollution Control Act, as amended (“FWPCA”); the Oil Pollution Act of 1990, as amended (“OPA”); the Fish and Wildlife Coordination Act, as amended (“FWCA”); the Endangered Species Act, as amended (“ESA”); the National Environmental Policy Act of 1969 (“NEPA”); the Wild and Scenic Rivers Act, as amended (“WSRA”); the Rivers and Harbors Act of 1899, as amended (“1899 Rivers Act”); the Water Resource Research Act of 1984, as amended (“WRRA”); the Occupational Safety and Health Act, as amended (“OSHA”); and the Safe Drinking Water Act, as amended (“SDWA”); and their state and local counterparts or equivalents, all as amended from time to time.

           As used herein, “Environmental Permits” means all registration; application; filing; certification; notice; final, non-appealable order; license; permit; approval; consent; qualification; authorization and/or waiver of any governmental authority issued under or with respect to any applicable Environmental Laws.

As used herein, “Hazardous Materials” means: (a) any chemicals, materials, substances or wastes which are now defined as or included in the definition of “hazardous substances”, “hazardous materials”, “toxic substances”, “extremely hazardous substances”, “toxic pollutants”, or words of similar import, under any applicable Environmental Laws; (b) any petroleum, petroleum products (including, without limitation, crude oil or any fraction thereof), natural gas, natural gas liquids, liquefied natural gas or synthetic gas useable for fuel (or mixtures of natural gas and such synthetic gas) or oil and gas exploration or production waste, polychlorinated biphenyls (“PCBs”), asbestos-containing materials (“ACMs”), mercury and lead-based paints; and (c) any other chemical, material, substances, or waste, exposure to which is prohibited, limited or regulated by any government or regulatory authority.

As used herein, “Properties” means all of Owned Real Property and Leased Real Property.

As used herein, “Release” means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposing or release of Hazardous Materials.

(b)  Each Acquired Company has been and continues to be in compliance with all applicable Environmental Laws in connection with the ownership, use, maintenance, and operation of the Properties. Without limiting the foregoing, the Acquired Companies and the Business have been and continued to be in compliance with all Laws relating to: (i) releases, discharges, emissions or disposals to air, water land, or groundwater; (ii) the use, manufacture, importing, handling, or disposal of Hazardous Materials; (iii) the generation, treatment, storage, transportation, disposal, or other management of solid wastes and of Hazardous Materials; (iv) the exposure of persons to Hazardous Materials; and (v) all judicial and administrative orders, injunctions, judgments, declarations, directives, notices, or demands with respect to the foregoing matters. Neither Acquired Company has received any communication (written or oral) that alleges that any Acquired Company or any operation on the Properties has not been or is not in compliance with applicable Environmental Laws.

(c)  The Acquired Companies are not subject to any pending or threatened investigation or inquiry by any governmental or regulatory body, relating to any violation under any Environmental Law, or relating to a Release or threatened Release of any Hazardous Materials, whether on Property owned or controlled by the Acquired Companies or elsewhere.

(d)  There is no Environmental Claim pending or threatened against any Acquired Company or against any Person or entity whose liability for any Environmental Claim any Acquired Company has or may have retained or assumed either contractually or by law, or in connection with the ownership or operation of the Properties, and no valid basis for any such Environmental Claim exists.

(e)  The Acquired Companies have not: (i) released any Person from any claim under any Environmental Law or waived any rights concerning any violation of Environmental Law; or (ii) contractually indemnified any Person for any violation of Environmental Law or any Environmental Claim related to the Properties.

(f)  There are no consent decrees, consent orders, settlement agreements, judgments, judicial or administrative orders or agreements (other than Environmental Permits) with or liens by any Governmental Authority, quasi-governmental entity or other Person relating to any Environmental Law which regulate, obligate or bind the Acquired Companies with respect to the Business and which are not generally applicable to all Persons owning and/or operating Properties similar to the Business.

(g)  Schedule 3.19(g) contains a complete and correct list of all material Environmental Permits held by the Acquired Companies, all of which are in full force and effect. Except as set forth in Schedule 3.19(g), the Acquired Companies are not required to file, obtain, or apply for additional material Environmental Permits to conduct the Business as it is presently being conducted, including those Environmental Permits relating to: (i) the Release or threatened Release of Hazardous Materials; or (ii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, whether by the Acquired Companies or any third party on its behalf. Schedule 3.19(g) further contains a complete and correct list of all periodic or other reports concerning the Acquired Companies, the Properties, or operations at the Properties submitted to any Governmental Authority by the Acquired Companies within the past 12 months, including but not limited to NPDES, EPCRA, CERCLA, Hazardous Materials, air emissions reports, reports of environmental investigations of the Properties, and any corrective action, cleanup, or monitoring plans.

(h)  No underground storage tanks (“USTs”) or other underground storage receptacles, or related piping, for Hazardous Materials are located on the Properties and there have been no uncorrected or non-mitigated material Releases of Hazardous Materials in, on, under or from the Properties. The USTs identified in Schedule 3.19(h) have been properly closed according to all applicable Environmental Laws.

(i)  No conditions exist which, to the best of the Acquired Companies’ Knowledge: (i) interfere with, prevent, or, with the passage of time, could interfere with or prevent continued compliance in all material respects with any of the Environmental Permits or any Environmental Law; (ii) may give rise to any substantial liability of any Acquired Company (whether based in contract, tort, implied or express warranty, criminal or civil statute or otherwise) under any Environmental Law; or (iii) obligate any Acquired Company or, with the passage of time, could cause any Acquired Company to be obligated, to incur costs in connection with the clean up, remediation, abatement or other restoration to a former condition, by itself or jointly with others, of any contaminated surface water, groundwater, soil or any natural resources associated therewith either on the Properties or at any Property owned by a third party, or any building, structural or insulation materials located on or in the Properties that contain greater than 1% asbestos.

(j)  True and correct copies of all environmental site assessment reports and other written environmental reports, or audits conducted by any Acquired Company or on behalf of any Acquired Company by independent, unrelated third Persons that relate to the Properties have been provided to Buyer.

    3.20  Products; Product Liability.  To the best of the Acquired Companies’ Knowledge, all products manufactured or modified by the Acquired Companies are free from any defects in material and workmanship that could (1) allow a purchaser or user thereof to return any such product for refund or replacement other than in the ordinary course consistent with past practices, (2) result in a recall of any such product, or (3) give rise to a claim by any person for personal injury caused by any such product when used in the manner for which such product was designed and intended.

    3.21  Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement.

    3.22  Corporate Names.  Set forth on Schedule 3.22 is a listing of all prior corporate names of each Acquired Company, and all names of all predecessor companies of each Acquired Company, including the names of any entities acquired by an Acquired Company (by stock purchase, merger or otherwise) or owned by an Acquired Company or from which an Acquired Company previously acquired material assets. Except as disclosed on Schedule 3.22, Whirlaway has not been a subsidiary or division of another corporation.

    3.23      Insurance.  Except as provided on Schedule 3.23, no Acquired Company has, during the past three policy years, handled or received Knowledge of any insurance losses or workers’ compensation claims. Each Acquired Company maintains, and since December 31, 2004 has maintained, insurance (a) written by insurance companies reasonably believed by Whirlaway and Shareholder to be financially sound and reputable, (b) that is sufficient for compliance by such Acquired Company with all of its Contracts, agreements, instruments and other commitments and with all applicable Law, and (c) that insures against risks of the kind customarily insured against and in amounts customarily carried by companies similarly situated and provides adequate insurance coverage for the Business and the assets of such Acquired Company. Schedule 3.23 lists and summarizes the property and casualty and liability insurance policies and programs maintained for the benefit of the Acquired Companies. To the extent that the Acquired Companies have a policy of maintaining self-insurance coverage of any kind under which the Acquired Companies benefit, such policy is described on Schedule 3.23. Except as set forth on Schedule 3.23, since December 31, 2004, (i) no insurance maintained by the Acquired Companies or with respect to the Business has been canceled by the insurer nor has any Acquired Company applied for and been refused coverage by any insurer, (ii) neither Acquired Company nor Shareholder has received any notice of any pending or threatened termination of any policies of insurance owned or paid by any Acquired Company, nor has any insurer suggested any alteration of any tangible asset, the purchase of additional assets or modification of any methods of doing business, and (iii) all insurance maintained by or for the benefit of any Acquired Company can be terminated without the need for any additional payments of any kind. No Acquired Company is in default with respect to any provision contained in any such insurance policy, and no Acquired Company has failed to give any notice or present any claim thereunder in a due and timely fashion.

    3.24  Employees; Organized Labor Matters
.
(a)  Schedule 3.24 sets forth the names and titles of all employees of each Acquired Company (the “Employees”) and the names of all officers and directors of each Acquired Company listing all employment, severance or other agreements with the Employees.

(b)  During the past three years (i) no Acquired Company has been, nor is it currently, bound by or subject to (and none of the assets or properties of either Acquired Company is bound by or subject to) any arrangement or agreement with any labor union with respect to the Employees, (ii) none of the Employees has been or is currently represented by any labor union or covered by any collective bargaining agreement, (iii) no campaign to establish such representation has been commenced or is currently in progress, and (iv) there has not been nor is there currently any pending or threatened labor dispute involving any group of the Employees nor has any Acquired Company experienced any labor interruptions.

    3.25  Employee Plans and ERISA.   Schedule 3.25 contains a true, correct and complete list of all pension, benefit, profit sharing, retirement, deferred compensation, welfare, insurance, disability, bonus, vacation pay, severance pay and other similar plans, programs and agreements whether reduced to writing or not, relating to the employees or former employees of each Acquired Company (collectively the “Employee Plans”) under which or to which any Acquired Company contributes for the benefit of its employees or former employees, and, except as set forth in Schedule 3.25, there are no Employee Plans with respect to which any Acquired Company has any obligations, contingent or otherwise, past or present, under applicable law or the terms of any such Employee Plan. None of the Acquired Companies have at any time contributed to, or have any past or present obligation to contribute to, (a) any multiemployer plan as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or (b) any employee pension benefit plan subject to Title IV of ERISA and/or Section 412 of the Code. Except as set forth on Schedule 3.25, the Employee Plans have been operated and maintained in compliance with all applicable Laws and regulations including, but not limited to ERISA, the Code, and the health care continuation provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, a amended (“COBRA”). Each Acquired Company has performed all obligations required to be performed under, and is not in violation in any respect of, and to the Acquired Companies’ Knowledge, there has not been any default or violation by any other party with respect to, any of the Employee Plans except to the extent such nonperformance, violation or default would not have a Material Adverse Effect. Except as set forth in Schedule 3.25, no Acquired Company has any obligation to provide life or medical insurance benefits to former or retired employees or beneficiaries thereof, other than pursuant to COBRA. Neither of the Acquired Companies, nor any of their directors, officers, employees or agents, or any “party of interest” or “disqualified person,” as such terms are defined in Section 3 of ERISA and Section 4975 of the Code, have, with respect to any Employee Plan, engaged in or been a party to any nonexempt “prohibited transaction,” as such term is defined in Section 406 of ERISA or Section 4975 of the Code. Each Employee Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service with respect to the plan’s qualification (or is a standard prototype plan and may rely on the IRS opinion letter issued to the prototype sponsor), and the trust created thereunder have been determined to be exempt from tax under the provisions of Section 501(a) of the Code. Nothing will occur prior to Closing which might cause the loss of such qualification or exemption, and no such Employee Plan has been operated in a manner which would cause it to be disqualified in its operation.

    3.26      Deposit Accounts; Power of Attorney.   Set forth on Schedule 3.26 with respect to each Acquired Company is (a) the name of each financial institution in which such Acquired Company has accounts or safe deposit boxes, (b) the names in which the accounts or boxes are held, (c) the type of account and account number, and (d) the name of each person or entity authorized to draw thereon or have access thereto. Schedule 3.26 also sets forth the name of each person or entity holding a general or special power of attorney from or otherwise binding upon any Acquired Company and a description of the terms of such power.

    3.27     Related Party Agreements.   Except with respect to the Leased Real Property, neither Acquired Company is a party to or otherwise bound by any agreement with any of its Affiliates or with Shareholder or any Affiliate of Shareholder.

    3.28  Customer/Supplier Relationships.  Since August 31, 2006, there have not been any material and adverse changes, terminations, cancellations or limitations of the business relationship of any Acquired Company with any customer or supplier which individually or in the aggregate provided more than $250,000 of services or purchases during the prior fiscal year.

    3.29  Indebtedness to and from Officers, Directors and Shareholder.  Except with respect to the Leased Real Property: (a) neither Acquired Company is indebted, directly or indirectly, to Shareholder or any Affiliate of Shareholder or any person who is an officer or director of any Acquired Company or any Affiliate of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, all of which have been reflected on the Financial Statements; (b) no such officer, director, or Shareholder or Affiliate of any such person is indebted to any Acquired Company except for advances made to employees of any Acquired Company in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor; and (c) no Acquired Company has guaranteed any obligation of Shareholder or any Affiliate of Shareholder or any person who is an officer, director or Shareholder of any Acquired Company or any Affiliate of any such person in any amount whatsoever.

    3.30  Disclosure.  No representation or warranty of Whirlaway or Shareholder in this Agreement or in any certificate or agreement furnished or to be furnished by Whirlaway or Shareholder or on behalf of Whirlaway or Shareholder contains, or will contain, an untrue statement of a material fact with respect to Whirlaway or Shareholder or omits to state a material fact necessary to make the statements therein with respect to Whirlaway or Shareholder not misleading. True, correct and complete copies of each document or agreement listed or described on Whirlaway’s Schedules have been made available or will be made available to Buyer prior to the Closing and there are no amendments or modifications thereto, except as expressly noted in Whirlaway’s Schedules on which such agreement or document is referenced.

ARTICLE IV

CONDITIONS TO CLOSING

    4.1  Conditions to Obligations of Each Party to Close.  The respective obligations of each party to enter into and complete the Closing shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

(a)  There shall have been no law, statute, rule or regulation, domestic or foreign, enacted or promulgated which would make consummation of the transactions contemplated by this Agreement illegal;

(b)  No injunction or other order entered by a United States (state or federal) court of competent jurisdiction shall have been issued and remain in effect which would prohibit Buyer, Shareholder or any Acquired Company from consummating the transactions contemplated hereby;

(c)  At or prior to Closing, Whirlaway and its affiliate Gen-3 Holdings Ltd. shall have delivered the lease amendments attached hereto as Exhibit C amending the lease agreements for the Leased Real Property located at 125 Bennet Street and 720 Shiloh Street in Wellington, Ohio to reflect current market rental rates and other terms as the parties have mutually agreed in such lease amendments; and

(d)  Buyer shall have entered into a binding commitment to purchase an insurance policy that provides coverage to Buyer and the Acquired Companies from environmental liabilities related to the Properties upon terms and conditions that are satisfactory to Buyer and Shareholder (the “Environmental Insurance Commitment”). A copy of the Environmental Insurance Commitment is attached hereto as Exhibit D and the insurance policy obtained pursuant to the Environmental Insurance Commitment is referred to herein as the “Environmental Insurance Policy.”

    4.2  Additional Conditions to Buyer’s Obligations.  The obligations of Buyer to enter into and complete the Closing are subject to the satisfaction of the following conditions on or before the Closing Date:

(a)  Representations; Warranties.  Each of the representations and warranties of the Acquired Companies and Shareholder set forth in this Agreement shall be true and correct, to the extent qualified by materiality, and to the extent not qualified by materiality, true and correct in all material respects;

(b)  Real Estate. Buyer shall have either (i) obtained, at Buyer’s expense, from one or more nationally recognized title insurance companies reasonably satisfactory to Buyer a fee owner’s title insurance policy or (ii) verified that the existing title policies of the Acquired Companies will run to the benefit of Buyer, in each case in form and substance reasonably satisfactory to Buyer, together with endorsements requested by Buyer, including, without limitation, access, 3.1 zoning with parking, non-imputation, comprehensive same-as- survey, one-tax-parcel, and contiguity endorsements, in an amount determined by Buyer, insuring Buyer, showing that an Acquired Company has good and marketable fee simple title to the Owned Real Property, free and clear of all Encumbrances. In connection therewith, Whirlaway shall facilitate Buyer’s dealing directly with the title insurance company and shall provide to the title insurance company such affidavits and indemnifications in customary form and substance as shall be required by the title insurance company to delete the standard exceptions and otherwise assist Buyer in obtaining the benefits of the foregoing title insurance policies.

(c)  Employment Agreements.  At Closing, the employees of the Acquired Companies set forth on Schedule 4.2(c) will each have delivered to Buyer an Employment Agreement in a form acceptable to Buyer;

(d)  No Material Adverse Change.  There shall not have occurred any event that has or is reasonably likelihood have a Material Adverse Effect with respect to any Acquired Company in general since the Balance Sheet Date;

(e)  Termination of Agreements among Acquired Companies and Shareholder.  Except with respect to the Leased Real Property, each Acquired Company shall have terminated any and all agreements between or among such Acquired Company and Shareholder or any Affiliate of Shareholder;

(f)  Purchased Shares.  At Closing, Buyer shall receive good and marketable title to the Purchased Shares, free and clear of all liens, liabilities, security interests and Encumbrances;

(g)  Escrow Agreement.  Shareholder shall have executed and delivered the Escrow Agreement to Buyer;

(h)  Absence of Claims. There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against any Acquired Company, Shareholder, the Purchase Shares, any of the assets, officers or directors of the Acquired Companies, arising out of, or in any way connected with, the transactions contemplated by this Agreement; and

(i)  Document Delivery.  Whirlaway and/or Shareholder, as the case may be, will have delivered to Buyer the following:

                      (i)   certificates representing all of the Purchased Shares, endorsed by Shareholder in blank, or with stock transfer powers executed by Shareholder in   blank attached;

              (ii)  an officer’s certificate certifying that the conditions set forth in Section 4.2(a), 4.2(d), 4.2(e) and 4.2(h) have been satisfied;

      (iii) certified copies of the resolutions duly adopted by Whirlaway’s board of directors approving the execution, delivery, and performance of this  Agreement;

      (iv)      a copy of Whirlaway’s articles of incorporation certified by the Secretary of State of Ohio and a copy of Whirlaway’s regulations;

      (v)  a good standing certificate from the State of Ohio for Whirlaway and a good standing certificate for Triumph from the State of Arizona, dated not earlier than ten (10) days prior to the Closing Date;

    (vi)  a fully executed Landlord Estoppel from INDUSTRIAL ASSETS, L.L.C. as landlord of Triumph’s facility located at 2130 South Industrial Park Avenue, Tempe, Arizona;

     (vii)  a release from certain executives of Whirlaway in the form attached hereto as Exhibit E and evidence reasonably satisfactory to Buyer of the payment of sale bonuses to such executives and evidence that the amount of such sale bonuses is reflected in the calculation of Assumed Debt at the time of Closing;

(viii)  resignations of the officers and directors of Whirlaway; and

 (ix)  such other documents as Buyer may reasonably request in connection with the transactions contemplated hereby.

    4.3  Additional Conditions to Shareholder’s Obligations.  The obligations of Shareholder to enter into this Agreement and consummate the Closing are subject to the satisfaction of the following conditions on or before the Closing Date:

(a)  Representations and Warranties.  Each of the representations and warranties of Buyer set forth in this Agreement shall be true and correct, to the extent qualified by materiality, and to the extent not qualified by materiality, true and correct in all material respects.

(b)  Excluded Assets.  Prior to Closing, Whirlaway shall distribute to Shareholder title to the life insurance policies on his life and all other personal effects listed on Schedule 4.3(b).

(c)  Assumed Debt.  Buyer shall either (i) pay off all the Assumed Debt containing Shareholder’s personal guarantees or (ii) have the lenders release, at Closing, all of Shareholder’s personal guarantees and release all related collateral.

(d)  Document Delivery.  At Closing, Buyer will have delivered to Shareholder the following:

(i)  the payment of Purchase Price in the form of the Note as set forth in Section 1.3;

(ii)  certified copies of the resolutions duly adopted by Buyer’s board of directors approving the execution, delivery, and performance of this Agreement;

(iii)  copies of all third party and governmental or regulatory consents (or other evidence satisfactory to Shareholder) that Buyer is required to obtain in order to effect the transactions contemplated by this Agreement;

(iv)  the Escrow Agreement;

(v)  an executed Employment Agreement for the individuals identified on Schedule 4.2(c); and

(vi)  such other documents as Shareholder may reasonably request in connection with the transactions contemplated hereby.

ARTICLE V

SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

    5.1  Survival of Representations and Warranties.  Except as otherwise specified, all of the representations and warranties made in this Agreement or pursuant hereto shall survive the Closing Date for a period of two (2) years (except for the representations and warranties in (a) Section 3.9 (Taxes), which shall survive the Closing Date until the applicable statute of limitations expires, (b) Section 3.25 (Employee Plans and ERISA), which shall survive the Closing Date until the applicable statute of limitations expires, (c) Section 3.19 (Environmental Matters), which shall survive the Closing Date for a period of three (3) years, and (d) Sections 3.1, 3.2 and 3.3 which shall survive indefinitely. All representations and warranties shall survive and shall be unaffected by (and shall not be deemed waived by) any investigation, audit, appraisal, or inspection. Any breach of any representation or warranty constituting fraud shall survive indefinitely.

    5.2  Indemnifications.

           (a)  By Shareholder.  Shareholder agrees to defend, indemnify and hold harmless Buyer, its officers, directors, employees, agents, advisers, representatives and Affiliates (collectively, the “Buyer Indemnitees”) from and against, and pay or reimburse Buyer Indemnitees for, any and all claims, liabilities, obligations, losses, fines, costs, royalties, proceedings, deficiencies or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including out-of-pocket expenses and reasonable attorneys’ and accountants’ fees incurred in the investigation or defense of any of the same or in asserting any of their respective rights hereunder (collectively, the “Losses”), resulting from or arising out of:

(i)  Any inaccuracy of any representation or warranty by Whirlaway or Shareholder contained in this Agreement;

(ii)  Any failure of Whirlaway or Shareholder to perform any covenant or agreement contained in this Agreement; and

(iii)  The operation of the Business prior to the Closing Date.

(b)  By Buyer. Buyer agrees to defend, indemnify and hold harmless Whirlaway, Shareholder and Whirlaway’s officers, directors, employees, agents advisers, representatives and Affiliates from and against any and all Losses resulting from or arising out of;

(i)  Any inaccuracy in any representation or warranty by Buyer contained in this Agreement; and

(ii)  Any failure of Buyer to perform any covenant or agreement contained in this Agreement.

(c)  Indemnification Procedures.  In the case of any claim asserted by a third party against a party entitled to indemnification under this Agreement (the “Indemnified Party”), notice shall be given by the Indemnified Party to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom, provided that (i) the counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, (ii) the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and (iii) the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged as a result of such failure to give notice. Except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation. In the event that the Indemnified Party shall in good faith determine that the conduct of the defense of any claim subject to indemnification hereunder or any proposed settlement of any such claim by the Indemnifying Party might be expected to affect adversely the Indemnified Party’s tax liability or the ability of Buyer to conduct its business, or that the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party, provided that if the Indemnified Party does so take over and assume control, the Indemnified Party shall not settle such claim or litigation without the written consent of the Indemnifying Party, such consent not to be unreasonably withheld and counsel selected by the Indemnified Party shall be reasonably satisfactory to the Indemnifying Party. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand and shall be entitled to settle or agree to pay in full such claim or demand. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this Section 5.2 and the records of each shall be available to the other with respect to such defense.

(d)  Limitations.  Notwithstanding any provision in this Article 5, Shareholder shall have no liability to indemnify Buyer unless the total of all indemnification liabilities of Shareholder hereunder exceeds One Hundred Fifty Thousand U.S. Dollars ($150,000 US); except this limitation shall not apply to Shareholder’s agreement to indemnify

Buyer under Section 1.6 or any Losses claimed under this Section 5.2 related to a breach of Sections 3.1, 3.2, 3.3, 3.9, 3.19, 3.27, or 3.29 or Shareholder’s agreement to reimburse Buyer under Section 6.15. In any event, Shareholder’s indemnification liability under all the provisions of this Agreement shall not exceed  Eight Million U.S. Dollars ($8,000,000 US); except this limitation shall not apply to Shareholder’s agreement to indemnify Buyer under Section 1.6 or any Losses claimed under this Section 5.2 related to a breach of Sections 3.1, 3.2, or 3.3.

(e)  Time Limit.  All claims for indemnification under clause (i) of the first sentence of Section 5.2(a) or clause (i) of the first sentence of Section 5.2(b) must be asserted within the respective survival periods set forth in Section 5.1.

(f)  Buyer Indemnity Claims Made First Against Escrow Amount.  To the extent any Buyer Indemnity has a claim for Losses against Shareholder or the Acquired Companies under the terms of this Agreement, such Buyer Indemnitee shall first make such claims against the Escrow Amount (to the extent available) in accordance with the terms of the Escrow Agreement before making any claims for such Losses against Shareholder.

    5.3  Dispute Resolution.

(a)  Mediation.  No party shall commence an arbitration proceeding pursuant to this Agreement unless such party shall first give a written notice to the other parties hereto setting forth the nature of the dispute which requires resolution. The parties thereafter shall attempt in good faith to resolve the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association (“AAA”) in effect on the date of this Agreement except as otherwise provided in this Article 5.

Any mediation conducted in connection with this Agreement shall be held in Cincinnati, Ohio on the date(s) and at the time(s) determined by the mediator and agreed to by the parties.

If the dispute has not been resolved by mediation as provided above within sixty (60) days after the delivery of the above-referenced notice, then the dispute shall be resolved by arbitration in accordance with the provisions of this Agreement.

(b)  Arbitration.  Any dispute, controversy or claim arising out of or relating to this Agreement (except for such disputes or controversies regarding the Closing Balance Sheet, which shall be resolved exclusively pursuant to Section 1.5) or the performance by the parties of its or their obligations, including the determination of the scope of this agreement to arbitrate, which is not settled through mediation as provided above, shall be resolved by binding arbitration held in Cincinnati, Ohio administered by the AAA in accordance with its published Commercial Arbitration Rules (the “AAA Rules”) in effect on the Closing Date, except as specifically otherwise provided in this Article 5. Notwithstanding the foregoing, any party to this Agreement may, in its discretion, apply to a court of competent jurisdiction for equitable relief concerning matters for which such equitable relief is available to any such party in accordance with applicable statutory and/or case law, including, but not limited to, injunctive relief.

The institution and maintenance of any judicial action as permitted in this Agreement and the pursuit of any such rights or remedies shall not constitute a waiver of the right or obligation of any party hereto to submit any dispute to negotiation, mediation or arbitration that may arise from the exercise of such rights or remedies. The institution and maintenance of an action for judicial relief or pursuit of provisional rights or remedies, all as provided herein, shall not constitute a waiver of the right of any party, including the plaintiff(s) seeking relief or remedies, to submit such dispute to negotiation, mediation or arbitration.

(c)  Mediators and Arbitrators.  If the matters(s) in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to exceed $500,000, then the panel to be appointed shall consist of three neutral arbitrators; otherwise, one neutral arbitrator. If a panel shall arbitrate a dispute, then a majority of such panel shall decide the award.

Every person named on lists of potential mediators or arbitrators shall be a neutral and impartial lawyer (i) who has practiced law for at least ten years, in the field of general corporate and commercial matters, with experience representing companies in merger and acquisition transactions, and (ii) who has had experience, and is generally available to serve, as a mediator or an arbitrator, as the case may be. Each party hereto shall be entitled to strike on a peremptory basis, for any reason or no reason any or all of the names of potential mediators or arbitrators on any lists submitted to the parties by the AAA as well as any persons selected by the AAA to serve as a mediator or an arbitrator by administrative appointment. In the event the parties cannot agree on the selection of the mediator or arbitrator(s) from the one or more lists submitted by the AAA within twenty days after the AAA transmits to the parties its first list of potential mediators or arbitrators, the Regional Vice President of the AAA for the Cincinnati, Ohio Region shall nominate three persons who, in his or her opinion, meet the criteria set forth herein, which nominees may not include persons named on any list submitted by the AAA. Each party shall be entitled to strike one of such three nominees on a peremptory basis within five days after its receipt of such list of nominees indicating its order of preference with respect to the remaining nominees. If two of such nominees have been stricken by the parties, the unstricken nominee shall be the mediator or arbitrator, as the case may be. Otherwise, the selection of the mediator or arbitrator shall be made by the AAA from the remaining nominees in accordance with the parties’ mutual order of preference, or by random selection in the absence of a mutual order of preference. If any mediator or arbitrator shall become unwilling or unable to serve, the vacancy created thereby shall be filled by the parties by following the procedures set forth in this section 5.3(c).

No mediator or arbitrator(s) appointed hereunder, nor the AAA, shall be liable to any party for any act or omission in connection with any mediation or arbitration conducted pursuant to this Agreement.

(d)  Procedures, Application of Law. The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within 120 days after the selection of the arbitrator(s), provided, that the arbitrator(s) shall have no fewer than thirty (30) days after the close of the arbitration hearings to render the arbitral award. The AAA shall give the parties written notice (as provided in Section 8.3 hereof) of the award, which shall include an explanation thereof. Such explanation may, but need not, include findings of fact and conclusions of law. After such notice of award, the decision of the arbitrator(s) shall be final and binding, subject to the provisions of Section 5.3(f) hereof.

The parties agree that the arbitrator(s) shall give effect to the substantive law of the State of Delaware, including but not limited to conflicts of law provisions, statutes of limitation, and matters pertaining to the validity of this arbitration clause in determining matters submitted to arbitration hereunder; provided, however, that the Federal Arbitration Act (Title 9 U.S.C.), to the extent inconsistent, will supersede the laws of such State and govern. In doing so, the arbitrator(s) shall not be required to do independent legal research, and shall be entitled to rely upon briefs and memoranda of law submitted by counsel for the parties.

(e)  Authority.  The arbitrators shall have authority to award relief under legal and not equitable principles but shall have the authority to include equitable remedies, including, without limitation, specific performance, in the arbitral award. The fees, expenses and compensation of the arbitration provided for under the AAA Rules shall be borne equally by Buyer and Shareholder unless the arbitrator determines otherwise, and each party shall bear its own counsel fees and the expense of its witnesses except as are statutorily available and as otherwise provided by applicable law, and interest shall be payable on any award to the extent provided by applicable law. Provided, however, that if the arbitrator(s) finds that the claim or defense of any party was frivolous or lacked a reasonable basis in fact or law, the arbitrator(s) may assess against such party all or any part of the counsel and witness fees and expenses of the other party/ies.

(f)  Entry of Judgment; Errors of Law.  Judgment upon the award rendered by the arbitrators may be entered in any court having in personam and subject matter jurisdiction. Buyer and Shareholder hereby submit to the in personam jurisdiction of the Federal and State courts in the State of Ohio, for the purpose of confirming any such award and entering judgment thereon.

Notwithstanding the foregoing, if any party applies to a court of competent jurisdiction for an order confirming, modifying or vacating the award of the arbitrator(s) such party shall have the right to request judicial review of the award if such party reasonably believes such award was granted based on an error of law. In such event, the court shall have the power to review whether, as a matter of law based on the explanation of the award by the arbitrator(s), the award should be confirmed or be modified or vacated in order to correct any errors of law made by the arbitrator(s). In order to effectuate such judicial review limited to issues of law, the parties agree (and shall so stipulate to the court) that facts identified or found, if any, by the arbitrator(s) in the arbitral award shall be final and binding on the parties and shall serve as the facts to be submitted to and relied on by the court in determining the extent to which the award should be confirmed, modified or vacated.

(g)  Confidentiality.  All proceedings under this Article 5, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties; provided, however, that any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be entered as a judgment or order in court as provided herein, and that briefs, discovery, testimony and other evidence may be furnished to a court of competent jurisdiction in order that the parties may exercise their respective rights under Section 5.3(f) hereof.

(h)  Continued Performance. The fact that the dispute resolution procedures specified in this Article 5 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith, provided, that any dispute among the parties related to the ability to perform referenced above shall be resolved by the arbitrator(s).

(i)  Tolling.  All applicable statutes of limitation shall be tolled while the procedures specified in this Article 5 are pending. The parties will take such action, if any, required to effectuate such tolling.

(j)  Escrow Agent Unnecessary. The parties agree that the escrow agent under and as identified in the Escrow Agreement is not a necessary party to and shall not be joined in or made party to any arbitration proceeding commenced under this Article 5.

ARTICLE VI

GENERAL PROVISIONS

    6.1  Public Statements.  Except as required by applicable Law, none of Buyer, the Acquired Companies or Shareholder shall make any public announcement or statement with respect to this Agreement without, in the case of the Acquired Companies or Shareholder, Buyer’s approval and, in the case of Buyer, Shareholder’s approval.

    6.2  Confidentiality.  Except as and to the extent required by Law, each party (the “Receiving Party”) shall not disclose or use, and it shall cause its representatives not to disclose or use, any Confidential Information (as defined below) with respect to another party (the “Disclosing Party”) furnished, or to be furnished by the Disclosing Party or its Representatives in connection herewith at any time or in any manner other than in connection with its evaluation of the transaction. For purposes of this Section, “Confidential Information” means any information about the Disclosing Party furnished to the Receiving Party by the Disclosing Party; provided that it does not include information which the Receiving Party can demonstrate by written documentation (i) is generally available to or known by the public other than as a result of improper disclosure by the Receiving Party, (ii) was in the Receiving Party’s possession prior to disclosure by the Disclosing Party or its Representatives, or (iii) is obtained by the Receiving

Party from a source other than the Disclosing Party, provided that such source was not bound by a duty of confidentiality to the Disclosing Party or another party with respect to such information.

    6.3  Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by telex, telecopy, facsimile or overnight courier, or mailed by registered or certified mail (postage prepaid and return receipt requested), to the party to whom the same is so delivered, sent or mailed at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)  if to Buyer:

NN, Inc.
2000 Waters Edge Drive
Building C, Suite 12
Johnson City, Tennessee 37604
Attention: James H. Dorton
Telecopy: (423) 743-2669

with a copy to:

James M. Ash, Esq.
Blackwell Sanders Peper Martin LLP
4801 Main Street
Suite 1000
Kansas City, Missouri 64112
Telecopy: (816) 983-8080

(b)  if to Whirlaway:

Whirlaway Corp.
Thomas Zupan
720 Shiloh Avenue
Wellington, Ohio 44090
Telecopy: (440) 647-3962

with a copy to:

Michael A. Ellis, Esq.
Porter, Wright, Morris & Arthur LLP
925 Euclid Avenue
Suite 1700
Cleveland, Ohio 44115
Telecopy: (216) 443-9011

(c)  If to Shareholder:

Thomas Zupan
577 County Road 500
Ashland, Ohio 44805
Telecopy: (440) 647-3962

with a copy to:

Michael A. Ellis, Esq.
Porter, Wright, Morris & Arthur LLP
925 Euclid Avenue
Suite 1700
Cleveland, Ohio 44115
Telecopy: (216) 443-9011

Notices delivered personally or by telex, telecopy or facsimile shall be deemed delivered as of actual receipt, mailed notices shall be deemed delivered three days after mailing and overnight courier notices shall be deemed delivered one day after the date of sending.

    6.4  Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

    6.5  Amendment. This Agreement may not be amended except by an instrument signed by each of the parties hereto.

    6.6  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

    6.7  Miscellaneous. This Agreement (together with all other agreements, documents and instruments referred to herein): (a) constitute the entire agreement and supersede all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other Person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise and any attempted assignment shall be null and void, except that Buyer may assign all or any portion of its rights under this Agreement (i) to any wholly-owned subsidiary, but no such assignment shall relieve Buyer of its obligations hereunder and (ii) to any successors of Buyer which acquires substantially all of its assets.

    6.8  Counterparts. This Agreement may be executed via facsimile or otherwise in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

    6.9  Cumulative Remedies.  Subject to the provisions of Section 5.2(d), all rights and remedies of either Party hereto are cumulative of each other and of every other right or remedy such Party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

    6.10  Tax Returns; Cooperation. Buyer and Shareholder shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of any and all tax returns required to be filed on behalf of the Acquired Companies. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any audit, litigation or other proceeding.

    6.11  Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any Party. The use of the word “including” in this Agreement means “including without limitation” and is intended by the parties to be by way of example rather than limitation.

    6.12  Governing Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

    6.13  Definitions.

(a)  “Affiliate” shall mean with respect to any Person, any (i) officer, director, or holder of more than 10% of the outstanding shares or equity interests of such Person or any spouse, relative by birth, adoption or marriage of any such Person and (ii) any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the “controlled” Person, whether through ownership of voting securities, by contract, or otherwise.

(b)  “Encumbrance” shall mean any lien, security interest, charge, encumbrance, pledge, equity, mortgage, deed of trust, option, covenant, condition, restriction, voting arrangement or other adverse claim or right whatsoever.

(c)  “GAAP” means generally accepted United States accounting principles.

(d)  “Governmental Authority” shall mean the United States, any state or municipality, the government of any foreign county, any subdivision of any of the foregoing, or any authority, department, commission, board, bureau, agency, court, arbitration, instrumentality, or other body or any of the foregoing.

(e)  “Knowledge of the Acquired Companies” or similar phrases shall mean the actual knowledge of Thomas G. Zupan, Howard Feldenkris, Jim Witters, Chris Mueller, Ben Davis, Jeff Milan, Ed Kapinsky and Jenny Poppowitz and knowledge of any facts that would have come to the attention of any of these individuals through reasonable investigation.

(f)  “Law” shall mean any statutes, rules, regulations, permits, decrees, injunctions, judgments, orders, rulings, determinations, writs, decrees and awards of any Governmental Authority.

(g)  “Material Adverse Effect” shall mean, with respect to any Acquired Company, any adverse change, circumstance or effect that with all other adverse changes, circumstances and effects, is or is reasonably likely to be materially adverse to the business, financial condition or results of operations of such Acquired Company.

(h)  “Person” shall mean any individual, corporation, partnership, limited liability company, limited liability partnership, limited or general partnership, firm, joint venture, association, joint-stock company, trust, unincorporated association or organization, or other entity or organization, or Governmental Authority.

(i)  “Tax” shall mean any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

    6.14  Further Assurances.  At any time and from time to time after the Closing, at Buyer’s reasonable request and without further consideration, Shareholder promptly shall execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action necessary to more effectively transfer, convey and assign to Buyer, and to confirm Buyer’s title to, the Purchased Shares, to put Buyer in actual possession and operating control thereof, to assist Buyer in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

    6.15  Agreement Regarding Costs Related to Environmental Insurance.  After the Closing, Buyer shall purchase an insurance policy that provides coverage to Buyer and the Acquired Companies from the disposal of Hazardous Materials from the Properties (the “Hazardous Waste Disposal Policy”).

Buyer shall pay all premiums due on the Environmental Insurance Policy and the Hazardous Waste Disposal Policy on a timely basis. To the extent any claim is made by Buyer or the Acquired Companies under either the Environmental Insurance Policy or the Hazardous Waste Disposal Policy, Shareholder shall reimburse Buyer or the Acquired Companies, as the case may be, for the amount of any unreimbursed Losses incurred by Buyer or the Acquired Companies related to the amount of the deductible on such policy; provided that, the aggregate amount of such reimbursements from Shareholder shall not exceed $500,000 and Shareholder’s reimbursement obligation shall not extend beyond the lesser of (a) the 10-year anniversary of the Closing Date or (b) the actual term of the Environmental Insurance Policy or the Hazardous Waste Disposal Policy.

    6.16  Non-Interference with Personnel Relations.  For a period of five (5) years after the Closing Date, Shareholder acting either directly or indirectly, or through any other person, firm, corporation or entity, will not hire, contract with, or employ any employee of the Acquired Companies or induce or attempt to induce or influence any employee of the Acquired Companies to terminate employment with the Acquired Companies unless Shareholder receives the prior written consent of Buyer prior to taking any such action.

    6.17  Non-Competition.  For a period of five (5) years after the Closing Date, Shareholder will not, directly or indirectly, or through any other person, firm, corporation or entity (i) be employed by, consult for, have any ownership interest in or engage in any activity on behalf of any Competing Business (as defined below), or (ii) call on, solicit or communicate with any of the Acquired Companies’ Customers (as defined below) for the purpose of selling precision metal components, assemblies, turned parts, other similar products and other related items to such customer other than for the benefit of the Acquired Companies. As used in this Agreement, the term "Competing Business" means a business that is a manufacturer and supplier of precision metal components, assemblies, turned parts or other similar products and the term "Customer" means any customer (whether actual or potential) with whom Shareholder or any other employee of the Acquired Companies had business contact on behalf of the Acquired Companies during the eighteen (18) months immediately before the Closing Date. Notwithstanding the foregoing, this paragraph shall not be construed to prohibit the Executive from owning less than five percent (5%) of the outstanding securities of a corporation which is publicly traded on a securities exchange or over-the-counter.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

 IN WITNESS WHEREOF, Buyer, Whirlaway, and Shareholder have caused this Agreement to be executed on the date first written above by their respective signatures duly authorized.
            NN, INC.

            By: /s/Roderick R. Baty
            Name: Roderick R. Baty
            Title: President/CEO

            WHIRLAWAY CORPORATION

            By: /s/Thomas G. Zupan
            Name: Thomas G. Zupan
            Title: President

            SHAREHOLDER

                           /s/ Thomas G. Zupan
            Thomas G. Zupan

LIST OF SCHEDULES AND EXHIBITS

EXHIBITS
Exhibit A - Escrow Agreement
Exhibit B -Promissory Note
Exhibit C -Lease Amendments
Exhibit D -Environmental Insurance Commitment
Exhibit E - Release

SCHEDULES
1.5 Baseline Balance Sheet
1.6 Purchase Price Allocation
3.2 Conflicts; Consents
3.4(a) Financial Statements
3.4(b) Year-End Adjustments
3.5 Receivables
3.6 New Developments
3.7 Undisclosed Liabilities
3.9 Tax Items
3.10 Real Property Leases
3.11 Owned Real Property
3.13(a) Personal Property
3.13(b) Exceptions to Title to Personal Property
3.13(c) Exceptions for Other Personal Property
3.14 Inventory Exceptions
3.15(a) Lists of Contracts
3.15(c) Change of Control Obligations to Employees
3.16 Litigation
3.17(a) Authorizations
3.19(g) Environmental Permits
3.22 Corporate Names
3.23 Insurance
3.24 Employees
3.25 Employee Plans
3.26 Deposit Accounts/Power of Attorney
4.2(c) Employees with Employment Agreements
4.3(b) Shareholder Personal Effects

EXHIBIT A
ESCROW AGREEMENT

THIS ESCROW AGREEMENT is effective the 30th day of November, 2006, by and among NN, Inc., a Delaware corporation (“Buyer”), Thomas G. Zupan (“Shareholder”) and Key Bank National Association (“Escrow Agent”).

WHEREAS, pursuant to that certain Stock Purchase Agreement (the “Main Agreement”) dated as of November 30, 2006, by and among Buyer, Shareholder and Whirlaway Corporation, an Ohio corporation (“Whirlaway”), at Closing (as defined therein), Shareholder shall sell to Buyer, and Buyer shall purchase from Shareholder all of the Purchased Shares (as defined in the Main Agreement);

WHEREAS, pursuant to the terms of the Main Agreement, Buyer will deposit with the Escrow Agent hereunder the sum of Two Million Dollars ($2,000,000) (the “Escrow Funds”);

WHEREAS, execution of this Escrow Agreement is a condition of Closing under the Main Agreement; and

WHEREAS, all capitalized terms used in this Escrow Agreement and not otherwise defined herein shall have the meanings assigned to them in the Main Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, covenants, representations, warranties and promises set forth herein, the parties hereby agree as follows:

Section 1. Creation of Escrow; Distribution of Escrow Funds.

Section 1.1. Deposit of Escrow Funds.

(a) On the Closing Date, Buyer shall deposit with Escrow Agent the Escrow Funds to be held and invested by Escrow Agent and disposed of in accordance with the terms of this Escrow Agreement.

(b) Pending distribution, the Escrow Funds held in escrow hereunder shall be invested by Escrow Agent in one of the following types of securities (each a “Permitted Investment”):

(i) Bonds or interest bearing notes or obligations of the United States;

(ii) Bonds or interest bearing notes or obligations guaranteed by a federal agency of the United States, and backed by the full-faith and credit of the United States;

(iii) Commercial paper or short term bonds given a rating of AAA or AA by Moody’s Investor Services, Inc. or Standard and Poor’s Corporation, and issued by corporations organized and operating with the United States;

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(iv) Certificates of deposits issued by member banks of the Federal Reserve System or banks insured by the FDIC and having commercial paper outstanding given the ratings equal or higher than those specified in clause (iii) above; or

(v) Money market funds invested in any of the foregoing investments, including money market funds for which the Escrow Agent or an affiliate thereof serves as investment advisor and receives a fee.

Section 1.2. Escrow Distribution for Reimbursable Losses. Any and all loss, liability, lien, damage, cost and expense incurred by Buyer or its officers, directors, agents, employees and affiliates that is subject to indemnification by Shareholder pursuant to the Main Agreement shall be referred to herein collectively as “Reimbursable Losses” and individually as a “Reimbursable Loss”. In the event that any claim is made or threatened against Buyer which it believes will result in Buyer incurring any Reimbursable Loss or if Buyer believes it has incurred any Reimbursable Loss, on one or more such occasions during the term hereof Buyer may deliver to Escrow Agent and Shareholder a notice (a “Distribution Notice”) summarizing the relevant facts concerning and the amount of the Reimbursable Loss. Unless, within twenty (20) business days (a business day being any day other than a weekend or a day on which banks in Cleveland, Ohio are closed for business) after receipt by Shareholder of a Distribution Notice, Escrow Agent has received from Shareholder a notice, a copy of which shall be delivered by Shareholder to Buyer, disputing the facts or the amount of a Reimbursable Loss stated in such Distribution Notice (a “Dispute Notice”), Escrow Agent shall promptly deliver to Buyer from the Escrow Funds the amount of the Reimbursable Loss set forth in the Distribution Notice.

Section 1.3. Disputes. In the event that within the twenty (20) day period described in Section 1.2, Escrow Agent and Buyer receive a Dispute Notice from Shareholder, Buyer and Shareholder shall attempt to resolve such dispute within twenty (20) business days after receipt of the Dispute Notice. In the event Buyer and Shareholder are not able to resolve such dispute within such time period, or, in the event that either Buyer or Shareholder or both refuse to participate therein, then the dispute shall be resolved according to the dispute resolution procedures set forth in Section 5.3 of the Main Agreement. Upon resolution of such dispute, a joint disbursement resolution will be sent by Buyer and Shareholder to Escrow Agent instructing Escrow Agent as to the proper amount of any distribution from the Escrow Funds.

Section 2. Expiration of Escrow Agreement.

(a)  On the two-year anniversary of the Closing (the “Expiration Date”), the Escrow Agent shall promptly deliver the Escrow Funds, subject to 2(b) below, to Shareholder; provided, however, that if any Dispute Notice delivered by Shareholder pursuant to Section 1.2 hereof prior to the Expiration Date has not been resolved (i) all obligations of Shareholder and Buyer under this Escrow Agreement shall continue as to such claim until the determination of the existence or nonexistence of any Reimbursable Loss with respect thereto shall have been made pursuant to Section 1.2 hereof, and (ii) the Escrow Funds, subject to Section 2(b) below, shall be distributed to Shareholder, except that Escrow Funds with a value equal to the remaining Reimbursable Loss shall remain subject to the terms of this Escrow Agreement and shall be retained and will be distributed by Escrow Agent in accordance with this Agreement when such determination is made.
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(b)  Any interest or other income (the “Income”) earned on the Escrow Funds during the course of this Agreement shall be disbursed only after all of the original Escrow Funds have been disbursed to either Buyer or Shareholder. All Income will then be disbursed on a pro-rata basis between Buyer and Shareholder in direct proportion to the total distribution of the original Escrow Funds to Buyer and Shareholder. If Escrow Agent has an obligation to allocate the Income to Buyer or Shareholder for purposes of income tax reporting prior to the date such Income is disbursed under this Section 2(b), Escrow Agent may allocate all of such Income to Shareholder for income tax reporting purposes, and in such case, the parties agree that such allocation and tax reporting will be amended to reflect the actual disbursement of Income under this Section 2(b). If Escrow Agent allocates the Income to Shareholder to satisfy income tax reporting obligations as provided in the preceding sentence, Escrow Agent shall make a distribution to Shareholder equal to fifty percent (50%) of the amount of such Income allocated to Shareholder and such distribution shall be made before January 15th of the year following the year in which such Income is earned.

(c)  Each of the parties agrees to cooperate with Escrow Agent and to deliver to Escrow Agent such additional confirmations, certificates, information and other documents as Escrow Agent shall reasonably request in the performance of its obligations under this Escrow Agreement, including any and all such items as Escrow Agent shall reasonably deem necessary to evidence termination of this Escrow Agreement in accordance with the terms of this Escrow Agreement. Each of Buyer and Shareholder agrees to cooperate with each other to ensure the proper and timely disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement and the Main Agreement.

Section 3. Other Remedies. In the event a Reimbursable Loss occurs after the expiration of this Escrow Agreement, Buyer shall be entitled to any other remedies available to it, whether in equity or at law, to recover from Shareholder the Reimbursable Loss in accordance with the terms of, and in all cases subject to the limitations set forth in, the Main Agreement.

Section 4. Duties and Responsibilities of Escrow Agent.

(a) Escrow Agent, by signing this Agreement, acknowledges receipt of the Escrow Funds and agrees to hold and dispose of them in accordance with the terms hereof. The duties and responsibilities of Escrow Agent shall be limited to those expressly set forth in this Escrow Agreement and Escrow Agent shall not be subject to, nor obligated to comply with or to recognize, any other agreement (including the Main Agreement) between, or direction or instruction of, any or all of the other parties hereto even though reference thereto may be made herein; provided, however, with the written consent of Escrow Agent, this Escrow Agreement may be amended at any time or times by an instrument in writing signed by all the parties hereto.
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(b) Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any of the undersigned or by any other person, firm or corporation, except only such notices and instructions as are herein provided for and orders or process of any arbitration or court duly entered. If any property subject hereto is at any time attached, garnished or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, writ, judgment or decree shall be made or entered by any court effecting such property or any part thereof, then and in any of such events, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel of its own choosing is binding upon it; and if Escrow Agent complies in good faith with any such order, writ, judgment or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

(c) Escrow Agent shall not be personally liable for any act taken or omitted hereunder if taken or omitted by it in good faith and in the exercise of its own best judgment. Escrow Agent also shall be fully protected in relying upon any written notice, demand, certificate, waiver, opinion of counsel or other document which it in good faith believes to be genuine or what it purports to be.

(d) Escrow Agent acts hereunder as a depository only and shall not be responsible for the sufficiency or accuracy or the form, execution, validity or genuineness of documents now or hereafter deposited hereunder or of any endorsement thereon, or for lack of endorsement thereon, or for any description therein, nor shall it be responsible or liable in any respect on the account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any such document or endorsement under this Escrow Agreement.

(e) Escrow Agent may consult with legal counsel in the event of any dispute or question as to the construction of any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in accordance with the opinion and instructions of such counsel.

(f) The parties agree to indemnify and save Escrow Agent harmless from all loss, cost, damages, fees and expenses, including, but not limited to attorney’s fees suffered or incurred by Escrow Agent as a result of its actions as Escrow Agent or in connection with this Escrow Agreement, except that there will be no such obligation to indemnify Escrow Agent for any portion of any loss, cost, damages, fees and expenses resulting from the gross negligence or willful misconduct of Escrow Agent.

(g) In the event of any disagreement, except those submitted to dispute resolution pursuant to Section 1.3 hereof, between any party hereto, or any other person, resulting in adverse claims and demands being made in connection with or for any papers, money or property involved herein, or affected hereby, Escrow Agent shall be entitled to refuse to comply with any demand or claim, as long as such disagreement shall continue, and in so refusing to make any delivery or other disposition of any money, papers or property involved or affected hereby, Escrow Agent shall not be or become liable to any party hereto or to any other person for its refusal to comply with such conflicting or adverse demands, and Escrow Agent shall be entitled to refuse and refrain to act until:

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(i) The rights of the adverse claimants shall have been fully and finally adjudicated in a court assuming and having jurisdiction of the parties and money, papers and property involved herein or affected hereby; or

(ii) All differences shall have been adjusted by agreement and Escrow Agent shall have been notified thereof in writing, signed by Buyer and Shareholder.

(h) Escrow Agent may resign at any time from its obligations under this Escrow Agreement by providing written notice to Buyer and Shareholder. Such resignation shall be effective not less than thirty (30) days after such written notice has been delivered. Escrow Agent shall have no responsibility for the appointment of a successor escrow agent.

(i) In the event of resignation of Escrow Agent, a successor escrow agent, which shall be a national bank, shall be appointed as soon as practicable by Buyer, subject to the approval of Shareholder, which approval shall not be unreasonably withheld. Should such successor not be appointed within thirty (30) days after Escrow Agent shall have delivered notice of its resignation, the resigning Escrow Agent shall be entitled to petition a court of proper jurisdiction to appoint a successor.

Section 5. Miscellaneous.

Section 5.1. Entire Agreement. This Escrow Agreement and the Main Agreement set forth the entire understanding of the parties hereto and supersede all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

Section 5.2. Notices. Any notices to be given hereunder by any party to any other shall be in writing and shall be made either by personal delivery, certified or overnight mail or telecopy. Each notice shall be effective only upon receipt. A copy of the notice, or the certified or overnight mail receipt, dated and signed by the party receiving notice, shall be deemed adequate proof of receipt. Mailed notices shall be addressed as follows:

If to Buyer:                    NN, Inc.
2000 Waters Edge Drive
Building L, Suite 12
Johnson City, Tennessee 37604
Fax (423) 743-2669
Attn: James H. Dorton

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With a copy to:                                                    Blackwell Sanders Peper Martin LLP
4801 Main Street, Suite 1000
Kansas City, Missouri 64112
Fax (816) 983-8080
Attn: James M. Ash, Esq.

   If to Shareholder:                                                  Thomas Zupan
577 County Road 500
Ashland, Ohio 44805
Telecopy: (440) 647-3962

with a copy to:       Michael A. Ellis, Esq.
Porter, Wright, Morris & Arthur LLP
925 Euclid Avenue
Suite 1700
Cleveland, Ohio 44115
Telecopy: (216) 443-9011

If to Escrow Agent:                                             Key Bank National Association
127 Public Square
Corporate Escrow Department, 14th Floor
Cleveland, Ohio 44114
Fax (216) 689-3777
Attn: Terrence J. Stone

Any party may change its address for notice by giving notice in accordance with the terms of this Section 5.2.

Section 5.3. Fees. All Escrow Agent’s fees and charges hereunder shall be as set forth in Schedule 5.3 hereto and shall be paid equally by Buyer and Shareholder. The fees and charges agreed to be paid are intended as full compensation for Escrow Agent’s services as contemplated by this Escrow Agreement; however, if the conditions of this Escrow Agreement are not fulfilled or Escrow Agent renders any material service not contemplated in this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including reasonable attorney’s fees, occasioned by any delay, controversy, litigation or event, and the same may be recoverable equally from Buyer and Shareholder.

Section 5.4. Waiver. The waiver by any party hereto of a breach of any term or provision of this Escrow Agreement shall not operate or be construed as a waiver of a subsequent breach of the same provision by any party or of the breach of any other term or provision of this Escrow Agreement.

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Section 5.5. Binding Effect. This Escrow Agreement shall extend to and be binding upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns. This Escrow Agreement may not be assigned by Buyer or Shareholder without the prior written consent of the other, which consent shall not be unreasonably withheld, and any such attempted assignment without consent shall be null and void.

Section 5.6. No Third Party Beneficiaries. This Escrow Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Escrow Agreement.

Section 5.7. Invalid Provisions. If any provision of this Escrow Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable and this Escrow Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Escrow Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid or enforceable.

Section 5.8. Headings. The headings in this Escrow Agreement are solely for convenience of reference and shall be given no effect in construction or interpretation of this Escrow Agreement.

Section 5.9. Counterparts; Governing Law. This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

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IN WITNESS WHEREOF, the parties have executed and delivered this agreement on the day and year first above mentioned.

            KEY BANK NATIONAL ASSOCIATION

            By:_______________________________________
            Name:
            Title:

            NN, INC.

            By:________________________________________
            Name: James H. Dorton
            Title:  Chief Financial Officer

            SHAREHOLDER

            Thomas G. Zupan

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                              Schedule 5.3

Annual administrative fee payable upon execution of the Escrow Agreement and annually thereafter on the anniversary date of the account opening equal to $2,000.00

Should the Parties to the Escrow Agreement elect to invest the Escrowed Funds in the Escrow Agent’s Victory Institutional Money Market Funds, no additional fees will be assessed.

Should the Parties to the Escrow Agreement elect to invest the Escrowed Funds in an alternative investment, a monthly custody fee of 3 basis points (.003) will be charged on the assets being held in the escrow account. The custody fee will be in addition to the annual administrative escrow fee noted above.

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EXHIBIT B

PROMISSORY NOTE

$17,328,034.23 November 30, 2006

FOR VALUE RECEIVED, NN, Inc., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of Thomas G. Zupan (the “Lender”), the aggregate principal sum of SEVENTEEN MILLION THREE HUNDRED TWENTY EIGHT THOUSAND THIRTY FOUR AND 23/100 DOLLARS ($17,328,034.23) as further described in paragraph 1 below (the “Principal”), together with interest on the Principal accruing on and from the date hereof until paid in full as described in paragraph 1 below.

1.  Principal and Interest.

(a)
On January 2, 2007 (the “Maturity Date”), Borrower shall make a single payment to Lender, by wire transfer to the account specified by Lender, equal to the Principal then outstanding plus all accrued Interest (as defined herein).

(b) Borrower may not prepay the Principal or Interest at any time.

(c)	Interest shall commence to accrue on the date hereof at the rate of six percent (6%) per annum and on the basis of a 360 day year (the “Interest”).

(d)
All payments on account of Principal and Interest shall be made in lawful money of the United States of America and shall not be subject to any deductions for amounts owed by Lender to Borrower, including, but not limited to, any deduction for any set-off, recoupment, or counterclaim.

2. Default Rate. If payment under this Note is not made on the Maturity Date, such delinquent amount shall accrue interest from the Maturity Date at a rate (the “Default Rate”) equal to the interest rate identified in Section 1(c) above, plus two percent (2%) per annum. The Default Rate shall accrue on such delinquent amount until the date payment of all outstanding amounts owed to Lender (including any interest accrued at the Default Rate) are paid in full.

3.Default. Borrower shall be in default under this Note if Borrower fails to perform any provision of this Note in any manner.

4. Remedies. Upon the occurrence of a Default by Borrower, Lender may pursue any rights and remedies of Lender under applicable law or otherwise.

5.Waiver by Borrower. Borrower hereby waives diligence, demand, presentment for payment, notice of nonpayment, protest, notice of dishonor and notice of protest, and specifically consents to and waives notice of any renewals, modifications or extensions of this Note, whether in favor of Borrower or any other person or persons, and hereby waives any defense by reason of extension of time for payment or other indulgence granted by Lender.

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6.No Waiver by Lender. No delay, failure or forbearance on the part of Lender in exercising any right, remedy or privilege under this Note shall affect such right, remedy or privilege, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, remedy or privilege preclude any further exercise thereof or the exercise of any other rights, remedies or privileges under this Note. The rights, remedies and privileges of Lender hereunder are cumulative and not exclusive of any rights, remedies or privileges which Lender may have and may be exercised and enforced alternatively, successively or concurrently, at the sole discretion of Lender.

7. Governing Law. This Note shall be governed by and interpreted in accordance with the laws of the State of Delaware. Any suit, action or proceeding arising out of or relating to this Note shall be brought in the United States District Court for the Northern District of Ohio, Eastern Division, or in the Court of Common Pleas of Lorain County, Ohio.

8. Assignment. This Note may not be assigned or transferred in whole or in part by Borrower without the prior written consent of Lender, which consent may be withheld for any reason at the sole discretion of Lender. Lender may assign or transfer the Note in whole or in part upon written notice to Borrower, provided such assignment shall not relieve Borrower of primary liability on this Note.

9. Binding Nature. This Note shall bind Borrower and Borrower’s successors and assigns and shall inure to the benefit of Lender, and Lender’s successors and assigns. The term “Lender” as used herein shall include, in addition to the initial Lender, any successors, endorsees, or other assignees of such Lender and shall also include any other holder of this Note.

10. Notices. All notices, consents or communications required or permitted to be given under this Note shall be in writing and shall be deemed to have been properly given and received (a) if sent by hand delivery, then upon delivery, (b) if sent by overnight courier or United States Express Mail, then one (1) day after dispatch, and (c) if mailed by certified or registered U.S. mail, postage prepaid and return receipt requested, then five (5) days after deposit in the mail.

11. Lender’s Costs. Borrower agrees to pay all costs, charges and expenses, including reasonable attorneys’ fees, to the extent permitted by law, which may be incurred by Lender for the collection of any sums due, or enforcing any of Lender’s rights, under this Note, together with interest on such sums from the date incurred at the Default Rate.

12. Miscellaneous. No delay or omission by Lender in exercising any right or remedy hereunder or under any guaranty hereof shall operate as a waiver of such right or remedy or any other right or remedy; and a waiver on one occasion shall not be a bar to or waiver of any right or remedy on any other occasion. All rights and remedies of Lender hereunder, under any other applicable document and under applicable law shall be cumulative and not in the alternative. No provision of this Note or any guaranty hereof may be waived or modified orally, as such modification or waiver can occur only by a writing signed by the party against whom enforcement of such waiver or other modification is sought. Time is of the essence of this Note.

[Signature Page Follows]

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IN WITNESS WHEREOF, Borrower has executed this Note in favor of Thomas G. Zupan effective as of the day and year first above written.

                         NN, INC.

                      By: ___________________________
                                                         Name: Roderick R. Baty
                                                         Title: President

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EXHIBIT C

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “First Amendment”) is made effective the 30th day of November, 2006 (the “Effective Date”), between Gen-3 Holdings, LTD., an Ohio limited liability company (“Lessor”), and Whirlaway Corporation, an Ohio corporation (“Lessee”).

WITNESSETH:

WHEREAS, Lessor and Lessee entered into a Lease dated August 1, 2006 (the “Lease”), of that certain property located in the Village of Wellington, County of Lorain, Ohio, as more particularly described in the Lease, for the purposes of the operation of an industrial facility (the “Premises”);

WHEREAS, Lessor and Lessee desire to amend the terms of the Lease in accordance with the terms set forth herein;

NOW, THEREFORE, for good and valuable consideration, Lessee and Lessor hereby agree as follows:

AGREEMENT

1.	Recitals. The recitals set forth above are part of the parties’ agreements.

2. Square Footage. Lessor represents that the Premises consist of approximately 87,918 total square feet. If Lessee reasonably determines that the square footage substantially differs from such amount, the rent shall be adjusted (prospectively and retroactively) to reflect the accurate square footage.

3. Lease Term. Upon execution of this First Amendment, Section 2 of the Lease shall be deleted and in lieu thereof, the Lease term shall run for a period of five (5) years, commencing on the Effective Date and expiring on the day immediately prior to the five-year anniversary date of the Effective Date (the “Term”); provided, however, Lessee shall have three (3) options to extend the Term by successive periods of five (5) years each (the “Extension Periods”). Each extension option shall be exercised, if at all, by Lessee providing written notice to Lessor at least ninety (90) days prior to the expiration of the Term or the then-current Extension Period, as the case may be.

4. Rent. Section 3 of the Lease is deleted in its entirety, and from the Effective Date until the expiration of the Term, Lessee shall pay annual rent of $5.00 per square foot for a total of $439,590.00 per year payable in twelve (12) equal monthly installments, due on the first day of each month, each in the amount of $17,000. Rent for any portion of a month shall be prorated. The rent for each Extension Period shall increase for such Extension Period by increasing the rent for the expiring Term or Extension Period (as the case may be) by the increase in the “CPI Index” (defined below) over such period; provided, however, in no event shall the rent increase for any Extension Period be less than 2% or greater than 5% of the rent in the Term or immediately prior Extension Period, as the case may be. The “CPI Index” is hereby defined as the increase in the Consumer Price Index over the preceding 60 month period, measured from Effective Date or the commencement date of the expiring Extension Period (as the case may be) to the commencement of the new Extension Period, All Urban Consumers, United States City Average. Lessee shall notify Lessor of its calculated rental amount for each Extension Period as soon as the applicable CPI Index is available, and to the extent such notification does not occur prior to the rent payment then due, Lessee shall pay the prior month’s rent and the appropriate added amount shall be due with the rent payment immediately following such notification. If Lessor contests Lessee’s calculation of such amount, which Lessor must do within ten (10) days of receipt of Lessee’s calculation of such amount, and the actual amount of the rent for such Extension Period is ultimately determined to be higher than Lessee’s proposed amount, Lessee shall have the right to terminate the Lease by delivering Lessor written notice within thirty (30) days of such determination, to be effective ninety (90) days after delivery of such notice.

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5. Right of First Refusal. Lessor hereby grants to Lessee the exclusive right of first refusal in the event Lessor engages in the sale or other transfer of all or part of the Premises to any party (a “Transfer”) during the Term or, so long as Lessee continues to occupy the Premises, any Extension Period, and Lessee may record a memorandum in the county records giving notice of such right of first refusal. However, a Transfer shall not include any present or future grant by Lessor of a security interest in the Premises for purposes of securing a loan to Lessor by a financial institution. In the event Lessor agrees with any third party upon the terms of a Transfer, Lessor shall submit to Lessee the material terms of such Transfer (the “Offer”). Within ten (10) business days of Lessee’s receipt of the Offer, Lessee shall notify Lessor whether it intends to purchase the Premises under the same terms as set forth in the Offer. If Lessee declines to purchase the Premises or fails to timely notify Lessor with any response, Lessor may sell the Premises to the prospective purchaser under the terms set forth in the Offer. If Lessor alters the terms of the sale to the third party that in any way benefits the third party, Lessor shall resubmit the revised terms to Lessee and Lessor shall have the same time period to reconsider the revised Offer. In the event Lessee elects to purchase the Premises as set forth herein, Lessor and Lessee shall negotiate and execute a purchase contract in good faith under the terms set forth in the Offer. If Lessor includes the Premises within a sale of multiple properties or a sale of all or substantially all of Lessor’s assets or stock in a transaction other than a transfer of stock to family members of Lessor’s members by gift or devise, such transaction shall constitute a Transfer and the parties shall work in good faith to sever the Premises from the balance of the assets involved in the Transfer and reasonably allocate financial terms applicable solely to the Premises, and Lessee shall be entitled to its rights hereunder with respect to such Premises-only terms.

6. Repairs. Section 4 of the Lease shall be amended to exclude from Lessee’s repair and maintenance obligations all repairs and replacements to the structural portions of the Premises, including, but not limited to: roof and any sub-roof, floors and foundations, exterior and load-bearing walls, mechanical, HVAC and utility systems, and parking areas, which Lessor shall maintain at its expense in a safe and serviceable condition, considering the age and use of the building. With regard to all mechanical and utility systems, including HVAC, Lessor shall be responsible for performing and paying for such repairs and replacements; provided, however, except where the damage thereto is caused by Lessor or its contractors or agents, Lessee shall reimburse Lessor a prorated portion of the cost of such replacement or repair in an amount equal to the ratio that the time remaining in the then current term or period of the Lease bears to the total estimated useful life of the renewal or replacement, payable on a monthly basis for the balance of the existing term. If Lessee has or elects to extend the Lease pursuant to Section 3 above, the Extension Period shall be used to calculate the amount and duration of the monthly payments. In no event shall Lessee’s obligation set forth herein extend beyond the termination of the estimated useful life of such renewal or replacement. Lessee hereby agrees to enter into an annual maintenance contract for the HVAC equipment in order to ensure such equipment is kept in good order and repair.

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7. Access. The following shall be added to the end of Section 8(d) of the Lease: “Lessor shall not enter the Premises except upon no less than 48 hours notice (except in the event of emergency, in which case reasonable notice under the circumstances shall be necessary). Lessor covenants that Lessee shall be entitled to quiet enjoyment of the Premises and Lessor shall minimize interference with Lessee’s operations when exercising its rights hereunder.”

8. Indemnity. The following shall be added to the end of Section 8(f) of the Lease:

Lessor shall indemnify, protect and save harmless the Lessee from and against any and all losses, damages, liabilities, and expenses (including attorneys’ fees) incurred by Lessee arising from or relating to any negligence or intentional misconduct by Lessor and its agents and contractors. Notwithstanding the foregoing, Lessor and Lessee hereby release each other as to any loss or claim relating to damage to property which is covered by insurance or which is required by this Lease to be covered by insurance. Each insurance policy obtained by Lessor and Lessee shall contain appropriate provisions under which the insurer consents to this mutual release and waives its subrogation rights.

9. Default and Remedies. Section 9 of the Lease shall be deleted in its entirety and replaced with the following:

If Lessee fails to pay any rent due under this Lease within ten (10) days of receiving written notice from Lessor of such failure, or Lessee fails to perform any other covenants or conditions contained in this Lease within thirty (30) days after receiving written notice from Lessor of such nonperformance (or if the default is of such a nature that it cannot be cured within thirty (30) days, and Lessee fails to commence and pursue such cure with diligence within thirty (30) days of receiving such written notice of nonperformance from Lessor), then Lessee shall be in default hereunder. In the event of a default and failure to cure by Lessee, Lessor may, at its option, exercise one or more of the following remedies (i) terminate this Lease; (ii) retake possession of the Premises without terminating the Lease; (iii) relet the Premises, and (iv) pursue any other remedies available at law or in equity. In such event, Lessor shall use reasonable efforts to mitigate its damages. Lessor shall be in default under this Lease if Lessor fails to perform any covenant or obligation contained within this Lease within thirty (30) days after receiving written notice from Lessee of such nonperformance. In the event such nonperformance is not cured within said thirty (30) day period (or if the default is of such a nature that it cannot be cured within thirty (30) days, and Lessor fails to commence and pursue such cure with diligence within thirty (30) days of receiving such written notice of nonperformance from Lessee), Lessee may elect to cure such nonperformance and deduct the cost thereof from Lessee’s monthly rental obligation or terminate this Lease and pursue any and all remedies available to Lessee at law or in equity. In the event of any dispute between the parties, the prevailing party shall be entitled to recover its attorneys’ fees and courts costs in such dispute.

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10. Non-disturbance. Lessor shall cause any existing or future lienholder whose lien encumbers the Premises and is prior to the Lease to execute and deliver to Lessee a non-disturbance agreement whereby the lienholder agrees to honor the terms of the Lease and this First Amendment in the event of a foreclosure on the Premises, which non-disturbance agreement may be in the form of such lienholder’s standard subordination, non-disturbance and attornment agreement.

11. Ratification. All of the terms, conditions and provisions of the Lease and First Amendment which have not been expressly modified by this First Amendment are hereby ratified and confirmed in all respects, matters and things, and shall remain in full force and effect, and nothing in this First Amendment shall be construed to impair any rights or powers which either party may have under the Lease. Except for matters expressly set forth in this First Amendment, nothing in this First Amendment shall be deemed to amend, waive or relinquish any rights of Lessor or Lessee as set forth in the Lease. In the event of any inconsistency between the terms of the Lease and this First Amendment, the terms of this First Amendment shall govern.

12. Benefit of First Amendment. This First Amendment shall be binding upon and inure to the benefit of Lessor and Lessee, and their respective legal representatives, successors and assigns.

13. Counterparts. This First Amendment may be signed in multiple counterparts, each of which when taken together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, this First Amendment has been duly executed by authorized individuals on behalf of Lessor and Lessee, and is effective as of the Effective Date.

                LESSOR: GEN-3 HOLDINGS, LTD.,  an Ohio limited liability company

                By:_______________________________

                Its:_______________________________

                LESSEE: WHIRLAWAY CORPORATION, an Ohio corporation

                By:_______________________________

                Its:_______________________________

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FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “First Amendment”) is made effective the 30th day of November, 2006 (the “Effective Date”), between Gen-3 Holdings, LTD., an Ohio limited liability company (“Lessor”), and Whirlaway Corporation, an Ohio corporation (“Lessee”).

WITNESSETH:

WHEREAS, Lessor and Lessee entered into a Lease dated April 24, 2006 (the “Lease”), of that certain property located in the Village of Wellington, County of Lorain, Ohio, as more particularly described in the Lease, for the purposes of the operation of an industrial facility (the “Premises”);

WHEREAS, Lessor and Lessee desire to amend the terms of the Lease in accordance with the terms set forth herein;

NOW, THEREFORE, for good and valuable consideration, Lessee and Lessor hereby agree as follows:

AGREEMENT

1.	Recitals. The recitals set forth above are part of the parties’ agreements.

2. Square Footage. Lessor represents that the Premises consist of approximately 136,000 total square feet. If Lessee reasonably determines that the square footage substantially differs from such amount, the rent shall be adjusted (prospectively and retroactively) to reflect the accurate square footage.

3. Lease Term. Upon execution of this First Amendment, Section 1.a. of the Lease shall be deleted and in lieu thereof, the Lease term shall run for a period of five (5) years, commencing on the Effective Date and expiring on the day immediately prior to the five-year anniversary date of the Effective Date (the “Term”); provided, however, Lessee shall have three (3) options to extend the Term by successive periods of five (5) years each (the “Extension Periods”). Each extension option shall be exercised, if at all, by Lessee providing written notice to Lessor at least ninety (90) days prior to the expiration of the Term or then current Extension Period, as the case may be.

4. Rent. Section 2 of the Lease is deleted in its entirety, and from the Effective Date until the expiration of the Term, Lessee shall pay annual rent of $1.50 per square foot for a total of $204,000.00 per year payable in twelve (12) equal monthly installments, due on the first day of each month, each in the amount of $17,000. Rent for any portion of a month shall be prorated. The rent for each Extension Period shall increase for such Extension Period by increasing the rent for the expiring Term or Extension Period (as the case may be) by the increase in the “CPI Index” (defined below) over such period; provided, however, in no event shall the rent increase for any Extension Period be less than 2% or greater than 5% of the rent in the Term or immediately prior Extension Period, as the case may be. The “CPI Index” is hereby defined as the increase in the Consumer Price Index over the preceding 60 month period, measured from Effective Date or the commencement date of the expiring Extension Period (as the case may be) to the commencement of the new Extension Period, All Urban Consumers, United States City Average. Lessee shall notify Lessor of its calculated rental amount for each Extension Period as soon as the applicable CPI Index is available, and to the extent such notification does not occur prior to the rent payment then due, Lessee shall pay the prior month’s rent and the appropriate added amount shall be due with the rent payment immediately following such notification. If Lessor contests Lessee’s calculation of such amount, which Lessor must do within ten (10) days of receipt of Lessee’s calculation of such amount, and the actual amount of the rent for such Extension Period is ultimately determined to be higher than Lessee’s proposed amount, Lessee shall have the right to terminate the Lease by delivering Lessor written notice within thirty (30) days of such determination, to be effective ninety (90) days after delivery of such notice.

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5. Right of First Refusal. Lessor hereby grants to Lessee the exclusive right of first refusal in the event Lessor engages in the sale or other transfer of all or part of the Premises to any party (a “Transfer”) during the Term or, so long as Lessee continues to occupy the Premises, any Extension Period, and Lessee may record a memorandum in the county records giving notice of such right of first refusal. However, a Transfer shall not include any present or future grant by Lessor of a security interest in the Premises for purposes of securing a loan to Lessor by a financial institution. In the event Lessor agrees with any third party upon the terms of a Transfer, Lessor shall submit to Lessee the material terms of such Transfer (the “Offer”). Within ten (10) business days of Lessee’s receipt of the Offer, Lessee shall notify Lessor whether it intends to purchase the Premises under the same terms as set forth in the Offer. If Lessee declines to purchase the Premises or fails to timely notify Lessor with any response, Lessor may sell the Premises to the prospective purchaser under the terms set forth in the Offer. If Lessor alters the terms of the sale to the third party that in any way benefits the third party, Lessor shall resubmit the revised terms to Lessee and Lessor shall have the same time period to reconsider the revised Offer. In the event Lessee elects to purchase the Premises as set forth herein, Lessor and Lessee shall negotiate and execute a purchase contract in good faith under the terms set forth in the Offer. If Lessor includes the Premises within a sale of multiple properties or a sale of all or substantially all of Lessor’s assets or stock in a transaction other than a transfer of stock to family members of Lessor’s members by gift or devise, such transaction shall constitute a Transfer and the parties shall work in good faith to sever the Premises from the balance of the assets involved in the Transfer and reasonably allocate financial terms applicable solely to the Premises, and Lessee shall be entitled to its rights hereunder with respect to such Premises-only terms.

6. Repairs. Section 3 of the Lease shall be amended to exclude from Lessee’s repair and maintenance obligations all repairs and replacements to the structural portions of the Premises, including, but not limited to: roof and any sub-roof, floors and foundations, exterior and load-bearing walls, mechanical, HVAC and utility systems, and parking areas, which Lessor shall maintain at its expense in a safe and serviceable condition, considering the age and use of the building. With regard to all mechanical and utility systems, including HVAC, Lessor shall be responsible for performing and paying for such repairs and replacements; provided, however, except where the damage thereto is caused by Lessor or its contractors or agents, Lessee shall reimburse Lessor a prorated portion of the cost of such replacement or repair in an amount equal to the ratio that the time remaining in the then current term or period of the Lease bears to the total estimated useful life of the renewal or replacement, payable on a monthly basis for the balance of the existing term. If Lessee has or elects to extend the Lease pursuant to Section 3 above, the Extension Period shall be used to calculate the amount and duration of the monthly payments. In no event shall Lessee’s obligation set forth herein extend beyond the termination of the estimated useful life of any renewal or replacement. Lessee hereby agrees to enter into an annual maintenance contract for the HVAC equipment in order to ensure such equipment is kept in good order and repair.

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7. Access. The following shall be added to the end of Section 9(d) of the Lease: “Lessor shall not enter the Premises except upon no less than 48 hours notice (except in the event of emergency, in which case reasonable notice under the circumstances shall be necessary). Lessor covenants that Lessee shall be entitled to quiet enjoyment of the Premises and Lessor shall minimize interference with Lessee’s operations when exercising its rights hereunder.”

8. Indemnity. The following shall be added to the end of Section 9(f) of the Lease:

Lessor shall indemnify, protect and save harmless the Lessee from and against any and all losses, damages, liabilities, and expenses (including attorneys’ fees) incurred by Lessee arising from or relating to any negligence or intentional misconduct by Lessor and its agents and contractors. Notwithstanding the foregoing, Lessor and Lessee hereby release each other as to any loss or claim relating to damage to property which is covered by insurance or which is required by this Lease to be covered by insurance. Each insurance policy obtained by Lessor and Lessee shall contain appropriate provisions under which the insurer consents to this mutual release and waives its subrogation rights.

9. Default and Remedies. Section 10 of the Lease shall be deleted in its entirety and replaced with the following:

If Lessee fails to pay any rent due under this Lease within ten (10) days of receiving written notice from Lessor of such failure, or Lessee fails to perform any other covenants or conditions contained in this Lease within thirty (30) days after receiving written notice from Lessor of such nonperformance (or if the default is of such a nature that it cannot be cured within thirty (30) days, and Lessee fails to commence and pursue such cure with diligence within thirty (30) days of receiving such written notice of nonperformance from Lessor), then Lessee shall be in default hereunder. In the event of a default and failure to cure by Lessee, Lessor may, at its option, exercise one or more of the following remedies (i) terminate this Lease; (ii) retake possession of the Premises without terminating the Lease; (iii) relet the Premises, and (iv) pursue any other remedies available at law or in equity. In such event, Lessor shall use reasonable efforts to mitigate its damages. Lessor shall be in default under this Lease if Lessor fails to perform any covenant or obligation contained within this Lease within thirty (30) days after receiving written notice from Lessee of such nonperformance. In the event such nonperformance is not cured within said thirty (30) day period (or if the default is of such a nature that it cannot be cured within thirty (30) days, and Lessor fails to commence and pursue such cure with diligence within thirty (30) days of receiving such written notice of nonperformance from Lessee), Lessee may elect to cure such nonperformance and deduct the cost thereof from Lessee’s monthly rental obligation or terminate this Lease and pursue any and all remedies available to Lessee at law or in equity. In the event of any dispute between the parties, the prevailing party shall be entitled to recover its attorneys’ fees and courts costs in such dispute.

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10. Non-disturbance. Lessor shall cause any existing or future lienholder whose lien encumbers the Premises and is prior to the Lease to execute and deliver to Lessee a non-disturbance agreement whereby the lienholder agrees to honor the terms of the Lease and this First Amendment in the event of a foreclosure on the Premises, which non-disturbance agreement may be in the form of such lienholder’s standard subordination, non-disturbance and attornment agreement.

11. Ratification. All of the terms, conditions and provisions of the Lease and First Amendment which have not been expressly modified by this First Amendment are hereby ratified and confirmed in all respects, matters and things, and shall remain in full force and effect, and nothing in this First Amendment shall be construed to impair any rights or powers which either party may have under the Lease. Except for matters expressly set forth in this First Amendment, nothing in this First Amendment shall be deemed to amend, waive or relinquish any rights of Lessor or Lessee as set forth in the Lease. In the event of any inconsistency between the terms of the Lease and this First Amendment, the terms of this First Amendment shall govern.

12. Benefit of First Amendment. This First Amendment shall be binding upon and inure to the benefit of Lessor and Lessee, and their respective legal representatives, successors and assigns.

13. Counterparts. This First Amendment may be signed in multiple counterparts, each of which when taken together shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, this First Amendment has been duly executed by authorized individuals on behalf of Lessor and Lessee, and is effective as of the Effective Date.

                LESSOR: GEN-3 HOLDINGS, LTD.,  an Ohio limited liability company

                By:_______________________________

                Its:_______________________________

                LESSEE: WHIRLAWAY CORPORATION, an Ohio corporation

                By:_______________________________

                Its:_______________________________

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EXHIBIT D

AIG Environmental®

TOM WILLIAMS
1200 ABERNATHY ROAD NE
NORTH PARK TOWN CENTER BLDG 600
ATLANTA, GA 30328
Tel: 770-671-2169
Fax: 770-399-4166
TOM.WILLIAMS2@AIG.COM

November 27, 2006

WILLIAM NELLEN
MARSH USA, INC.
1801 W END AVE
STE 1500
NASHVILLE, TN 37203-5931
Phone: 404-995-3062
Fax:
Email:  William.Nellen@marsh.com

RE:	NN, INC.

2000 WATERS EDGE DRIVE
JOHNSON CITY, TN 37604-8318

POLLUTION LEGAL LIABILITY SELECT (PLL Select®)

Dear WILLIAM:

We are pleased to offer the following PLL Select premium indication for the above-captioned account for the location(s) listed below in Section IV. Coverage is offered using the AMERICAN INTERNATIONAL SPECIALTY LINES INS. CO., Form #76391 (08/04). Coverage will only be offered for those coverage sections listed below in Section II.

SECTION I - Coverages:

1. The following Coverage Sections can be offered:
Coverage A-	ON-SITE CLEAN-UP OF PRE-EXISTING CONDITIONS
Coverage B-	ON-SITE CLEAN-UP OF NEW CONDITIONS

Coverage C-	THIRD-PARTY CLAIMS FOR ON-SITE BODILY INJURY AND PROPERTY DAMAGE
Coverage D-	THIRD-PARTY CLAIMS FOR OFF-SITE CLEAN-UP RESULTING FROM PRE- EXISTING CONDITIONS

Coverage E-	THIRD-PARTY CLAIMS FOR OFF-SITE CLEAN-UP RESULTING FROM NEW CONDITIONS
Coverage F-	THIRD-PARTY CLAIMS FOR OFF-SITE BODILY INJURY AND PROPERTY DAMAGE

Coverage G-	THIRD-PARTY CLAIMS FOR ON-SITE BODILY INJURY, PROPERTY DAMAGE OR CLEAN-UP COSTS - NON-OWNED LOCATIONS
Coverage H-	THIRD-PARTY CLAIMS FOR OFF-SITE BODILY INJURY, PROPERTY DAMAGE OR CLEAN-UP COSTS - NON-OWNED LOCATIONS

Coverage I-	POLLUTION CONDITIONS RESULTING FROM TRANSPORTED CARGO
Coverage J-	BUSINESS INTERRUPTION COVERAGE - ACTUAL LOSS OR RENTAL VALUE

NN, INC.	A Division of Southeastern Risk Specialists, Inc. RSC® Used with Permission of Risk Specialists Companies, Inc.	CIQ003 Page 1 of 5 Issue Date: November 27, 2006 Submission Number: 00361275440 Premium Indication: 000197849-003

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SECTION II - Premium Options for Coverages, Limits, Deductibles and Terms:

Commission %:	15.00%

Option	Coverages	Each Incident Limit	Coverage Section Aggregate Limit	Deductive/ SIR Amount	Term (Yrs)	Premium
1	A C D F	$25,000,000	$25,000,000	$250,000	10	$349,893
	* Coverage J # Days / $ Limit NA / NA			NA	Policy Aggregate $25,000,000

The Premium amount(s) stated above does not include the premium for Terrorism Risk Insurance Act Coverage. Please see the attached Disclosure Statement regarding Terrorism Risk Insurance Act Coverage and the premium for such coverage. In the event that you choose to purchase Terrorism Risk Insurance Act Coverage along with one of the options above, the total premium shall be the premium shown above for the option chosen plus the Terrorism Risk Insurance Act Coverage premium shown on the attached Disclosure Statement for that option.

* As per Section V. LIMITS OF COVERAGE; DEDUCTIBLE, Paragraph D. Maximum for all Business Interruption.

** The Premium amount(s) stated above does not include surplus lines tax, or surplus lines fees.

For multi-year policies, the limit of liability stated in the chart above is shared over the policy term indicated. The limit of liability is not an annual limit of liability and is therefore not reinstated each year within the policy term.

SECTION III - Additional Policy Information:

Policy Period:	From: TBD To: TBD
Retroactive Date:	None

Continuity Date:	Policy Inception Date

Additional Information:

SECTION IV - Insured Property(s):

See attached Schedule of Insured Properties

SECTION V - Policy Form Modifications:

The AMERICAN INTERNATIONAL SPECIALTY LINES INS. CO., Form #76391 (08/04) Form will be modified as follows:

•	AISLIC PLS Dec, Form#75321 (08/04)

•	Definition Of Bodily Injury Endorsement, Form#91071 (06/06)

•	Microbial Matter Exclusion Endorsement, Form#86293 (07/04)

•	Self-Insured Retention Endorsement, Form#83709 (12/03)

•	Condition Of Payment Endorsement, Form#90365 (01/06)

NN, INC.	A Division of Southeastern Risk Specialists, Inc. RSC® Used with Permission of Risk Specialists Companies, Inc.	Page 2 of 5 Issue Date: November 27, 2006 Submission Number: 00361275440 Premium Indication: 000197849-003

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•	100% Minimum Earned Premium Endt, Form#78795 (09/01)

•	Terrorism Excl - All (Incl Cert Acts Of Terrorism), Form#81268 (12/02)

•	War Exclusion Endorsement, Form#79098 (12/01)

•	Disclosed Documents Endorsement, Form#76836 (05/06)

•	Notice of Poss Claim Deletion, Form#76101 (07/00)

•	Terrorism Excl W/Cert Acts Exception Purchased End, Form#81270 (12/02)
To be replaced with Form 81268 if TRIA is rejected

•	Multiple Coverages Aggregate Limit Endorsement, Form#83260 (11/03)

•	Cov C&F-Pre-Existing Conditions Only, Form#76459 (07/00)
Continuity Date = Policy Inception

•	Notice of Loss/Notice of Claim, Form#CI1141 (09/00)

•	Coverage A Governmental Claims Only, Form#MNSCPT (11/06)
Subject to Legal Approval

•	SIR for Capital Improvements, Form#MNSCPT (11/06)
Subject to Legal Approval

•	Material Change In Use Endorsement, Form#MNSCPT (10/06)
Subject to Legal Approval

SECTION VI - Services:

AIG is the largest U.S.-based international insurance organization and has successfully serviced clients in the pollution legal liability marketplace for a longer, continuous period than any other insurance company.

Member companies of American International Group, Inc. earn consistently high marks from the major insurance company rating agencies, including A.M. Best Company, Standard & Poor's, and Moody's.

As an integral part of this insurance program, we offer engineering, claims, and emergency response services:

•
Value Added Engineering: Our underwriting teams include dedicated engineers in each local AIG office. Through this group of professionals, which has experience in both the public and private sectors, AIG Environmental is able to offer loss control services that complement and enhance the policyholders environmental insurance program. Such services may include prospective risk surveys, application assistance, loss control information, regulatory insight, and value-added risk improvement services.

•
Claim Services: All environmental claims are handled centrally by a dedicated environmental unit due to the often complex nature of environmental incidents. The unit is staffed by trained professionals with specialized experience in environmental claims and includes individuals with backgrounds in insurance, law, finance, and environmental engineering. Claims are handled from initial investigation of liability to negotiation and settlement with government agencies and third parties.

•
Emergency Response Service: To assist our policy holders in the event of an environmental incident, we have established a 24 hour hotline supported by a nationwide network of emergency response contractors and environmental consulting firms. The program, Pollution Incident and Environmental Response (PIER II), also offers investigative and crisis management services, engineering support teams, and post-incident oversight and management. At policy issuance, we will provide a PIER II welcome package that includes rolodex cards and brightly colored stickers to be posted in prominent locations at the insured properties.

NN, INC.	A Division of Southeastern Risk Specialists, Inc. RSC® Used with Permission of Risk Specialists Companies, Inc.	Page 3 of 5 Issue Date: November 27, 2006 Submission Number: 00361275440 Premium Indication: 000197849-003

3

SECTION VII - Subject To Information:

If the terms and conditions of this indication are acceptable, please provide us with a completed copy of the "Broker Responsible for Surplus Lines Filings Agreement". If coverage is bound, the premium must be remitted to AMERICAN INTERNATIONAL SPECIALTY LINES INS. CO. within thirty (30) days of effective date or fifteen (15) days from billing, whichever is later. It is your responsibility to follow applicable state surplus lines laws and, in particular, to see that the appropriate surplus lines tax (and stamping fee, if applicable) is collected and paid.

We are not required to bind coverage prior to our receipt, review and underwriting approval of such information. However, if we do bind coverage prior to such approval, it shall be for a period of not more than ten (10) days. Such binding of coverage shall be void ab initio ("from the beginning") if we have not received, reviewed and approved in writing such materials within ten (10) days from the effective date of the binder. This ten (10) day conditional binder may be extended only in writing signed by the Company. Payment of premium shall not operate to extend the binding period or nullify the automatic voiding as described above.

In addition to the above-mentioned documentation, this indication is subject to the receipt and satisfactory review and acceptance of the following items prior to binding, unless otherwise specified:

•	The original Signed American International Companies Pollution Legal Liability Application including all applicable attachments.

•	Receipt and review of the Named Insured's Financial Statements, including the notes sections from the past two fiscal years.

•	Copies of all Environmental Reports and investigations.

•	AIG reserves the right to order an Environmental Risk Assessment, to be performed by an acceptable firm, during the policy period.

•	Copy of the final, signed Purchase Sale Agreement

•	Engineering review of reports, database search, and possible site visit

•	If TRIA is rejected, the original signed TRIA rejection form

•	Completed and signed surplus lines liscense form

•	No Further Action Letter for Tempe, AZ site

•	Complete copies of Phase I reports, including appendices

NOTICE: PLEASE READ CAREFULLY THE ATTACHED POLICYHOLDER DISCLOSURE STATEMENT UNDER TERRORISM RISK ACT OF 2002. AN OFFICER OF THE INSURED MUST COMPLETE, SIGN AND RETURN SUCH DISCLOSURE STATEMENT TO THE UNDERWRITER PRIOR TO BINDING, IF CERTIFIED ACTS OF TERRORISM COVERAGE UNDER TERRORISM RISK INSURANCE ACT OF 2002 IS REJECTED BY THE INSURED. IF SUCH COVERAGE IS ACCEPTED BY THE INSURED, THE BROKER MUST ADVISE THE COMPANY IN WRITING PRIOR TO BINDING.

If this indication is accepted and bound, the policy will be issued by AMERICAN INTERNATIONAL SPECIALTY LINES INS. CO., 70 Pine Street, New York, N.Y. 10270, which is a member company of American International Group, Inc.

NOTICE:	THIS INSURER IS NOT LICENSED IN THE STATE OF NEW YORK AND IS NOT SUBJECT TO ITS SUPERVISION.

NN, INC.	A Division of Southeastern Risk Specialists, Inc. RSC® Used with Permission of Risk Specialists Companies, Inc.	Page 4 of 5 Issue Date: November 27, 2006 Submission Number: 00361275440 Premium Indication: 000197849-003

4

This premium indication is valid for 30 days from the date of this proposal, or by the Expiration Date of the current policy, whichever is sooner.

Please notice that these conditions are not necessarily in compliance with conditions requested in your submission. We will not be obligated to provide coverage not addressed in this indication even though they may have been requested in your submission.

We appreciate the opportunity to present the above proposal to you for your client. Should you have any com- ments, questions, or specific items to be clarified, please feel free to contact me. AIG Environmental strives to offer you the most innovative and responsive solutions to your clients' environmental liability concerns.

Sincerely,

TOM WILLIAMS
UNDERWRITER

cc: DEREK KEMMERLIN

This indication and all the terms, conditions and provisions contained within this letter are work product that was developed by or on behalf of, and is owned by the issuing company identified above. The Broker and the entity(s) to whom this letter is provided by the Company agree that they will hold this indication and the terms, conditions and provisions contained within this letter confidential and that they will not share this indication or the terms, conditions and provisions contained within this letter with any person or entity which (1) sells insurance, or (2) is not sent this letter directly by the Company, unless such person or entity agrees that it will not provide this indication or any of the terms, conditions and provisions contained within this letter to any person or entity which sells insurance. In the event that the Broker or any of the entity(s) to whom this letter is provided by the Company do not agree with this provision, please return all originals and copies of this indication to the Company.

NN, INC.	A Division of Southeastern Risk Specialists, Inc. RSC® Used with Permission of Risk Specialists Companies, Inc.	Page 5 of 5 Issue Date: November 27, 2006 Submission Number: 00361275440 Premium Indication: 000197849-003

5

SECTION IV - SCHEDULE OF INSURED PROPERTIES

The following locations will be included as Insured Properties, subject to all of the terms and conditions of the Policy and any endorsements attached thereto.

Insured Property(s):

•	4505 Mulhauser Road
Hamilton, OH 45011

•	2130 South Industrial Park Ave
Tempe, TN 37604

•	720 Shiloh Ave
Wellington, OH 44090

•	125 Bennett Street
Wellington, OH 44090

NN, INC.
Submission Number: 00361275440	CI1615
Issue Date: November 27, 2006	Page 1of 1

6

IMPORTANT:THIS AGREEMENT MUST BE COMPLETED BY THE
BROKER RESPONSIBLE FOR SURPLUS LINES FILINGS (Casualty)
MARSH USA INC.

As the surplus lines Broker on this placement, Marsh USA Inc. is aware of its obligations on the reporting and payment of surplus lines taxes in accordance with state law and regulation. Marsh USA Inc. will report and pay, and advise their client on their need to report and pay, based on Marsh USA Inc.'s understanding of the regulatory requirements in the risk/exposure states.

DATE:	November 27, 2006

TO:	WILLIAM NELLEN
MARSH USA, INC.

1801 W END AVE
STE 1500

NASHVILLE, TN 37203-5931

RETURN TO:	TOM WILLIAMS
AIG ENVIRONMENTAL

1200 ABERNATHY ROAD NE
NORTH PARK TOWN CENTER BLDG 600

ATLANTA, GA 30328

RE:	Insured: NN, INC.

Policy #:
Effective Dates: From:	To:

This policy is written on a surplus lines basis by:
American International Specialty Lines Insurance Company

in the state of Tennessee.

As the producing broker, it is your responsibility to arrange for the payment of the state tax and/or stamping fee on 100% of the premium for this policy.

Please return a copy of this letter within 10 business days of receipt with your acknowledgment that you have arranged for the filing and payment of the surplus lines tax and/or stamping fee in accordance with the state regulation.

Please list licensed resident surplus lines broker:

Individuals name:
Firm Name:
Firm address:

Surplus lines license No.:
Tax and/or fee paid:

STATE:
AMOUNT OF PREMIUM ALLOCATED TO THIS STATE: $

FEE:
TAX:

By:
	Producing Broker signature	Producing broker (Print Name)

Date:

*The producing broker agrees that, upon request by the company or any insurance regulator, the broker will provide a copy of all surplus lines licenses referenced above as well as any documentation supporting the payment of surplus lines taxes hereunder.

CI2864 (6/06)

7

POLICYHOLDER DISCLOSURE STATEMENT
UNDER
TERRORISM RISK INSURANCE ACT OF 2002

You are hereby notified that under the federal Terrorism Risk Insurance Act of 2002 (the "Act") effective November 26, 2002, you now have a right to purchase insurance coverage for losses arising out of an Act of Terrorism, which is defined in the Act as an act certified by the Secretary of the Treasury (i) to be an act of terrorism, (ii) to be a violent act or an act that is dangerous to (A) human life; (B) property or (C) infrastructure, (iii) to have resulted in damage within the United States, or outside of the United States in case of an air carrier or vessel or the premises of a U.S. mission and (iv) to have been committed by an individual or individuals acting on behalf of any foreign person or foreign interest, as part of an effort to coerce the civilian population of the United States or to influence the policy or affect the conduct of the United States Government by coercion. You should read the Act for a complete description of its coverage. The Secretary's decision to certify or not to certify an event as an Act of Terrorism and thus covered by this law is final and not subject to review. There is a $100 billion dollar annual cap on all losses resulting from Acts of Terrorism above which no coverage will be provided under this policy and under the Act unless Congress makes some other determination.

For your information, coverage provided by this policy for losses caused by an Act of Terrorism may be partially reimbursed by the United States under a formula established by the Act. Under this formula the United States pays 90% of terrorism losses covered by this law exceeding a statutorily established deductible that must be met by the insurer, and which deductible is based on a percentage of the insurer's direct earned premiums for the year preceeding the Act of Terrorism.

Unless you sign this form and return it to us rejecting Terrorism Coverage under the Federal Act, you will be covered for Terrorism as defined in the Act and your premium for that coverage is:

Terrorism Act Premium: $30,866.00

The premium stated herein does not include any surplus lines taxes or fees that may be applicable, which are the responsibility of the insured. It is the broker’s responsibility to follow applicable state surplus lines laws and, in particular, to see that the appropriate premium tax (and stamping office fee, if applicable) is collected from you and paid.

By signing below, I hereby acknowledge that TRIA coverage is rejected.

AMERICAN INTERNATIONAL SPECIALTY LINES INS. CO.
NAMED INSURED:	NN, INC.
POLICY#/SUBMISSION #:	0000000 / 00361275440

Return to:	TOM WILLIAMS
1200 ABERNATHY ROAD NE

NORTH PARK TOWN CENTER BLDG 600
ATLANTA, GA 30328

Signature of Insured

Print Name/Title

Date

QUOTE - ONE OPTION - SURPLUS LINES
81307 (6/06)
CI2822

8

ENDORSEMENT NO.

This endorsement, effective 12:01 AM:

Forms a part of policy no.:
SPECIMEN
Issued to:

By:

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

COVERAGE A GOVERNMENTAL CLAIMS ONLY ENDORSEMENT

Solely with respect to the Scheduled Insured Property(ies) below, it is hereby agreed that:

1.	It is hereby agreed that Section I. INSURING AGREEMENTS, COVERAGE A -ON-SITE CLEAN-UP OF PRE-EXISTING CONDITIONS is deleted in its entirety and replaced with the following:

COVERAGE A - ON-SITE CLEAN-UP OF PRE-EXISTING CONDITIONS

To pay on behalf of the Insured, Loss that the Insured is legally obligated to pay as a result of Claims initiated by a governmental entity for Clean- Up Costs resulting from Pollution Conditions on or under the Insured Property that commenced prior to the Continuity Date, provided such Claims are first made against the Insured and reported to the Company in writing during the Policy Period, or during the Extended Reporting Period if applicable.

2.
Solely with respect to Clean-Up Costs covered under Coverage A as amended by this Endorsement, it is further agreed that Section VIII. DEFINITIONS, Paragraph D. is deleted in its entirety and replaced with the following:

D.
Clean-Up Costs means reasonable and necessary expenses, including legal expenses incurred with the Company's written consent which consent shall not be unreasonably withheld or delayed, for the investigation, removal, remediation including associated monitoring, or disposal of soil, surfacewater, groundwater or other contamination:

1.	To the extent required by Environmental Laws; or

2.	That have been actually incurred by the government or any political subdivision of the United States of America or any state thereof or Canada or any province thereof.

Scheduled Insured Property(ies):	2130 South industrial Park
Tempe, AZ 37604

125 Bennett Street
Wellington, OH 44090

All other terms, conditions and exclusions remain the same.
Authorized Representative or countersignature (where required by law)

9

ENDORSEMENT NO.

This endorsement, effective 12:01 AM:

Forms a part of policy no.:
SPECIMEN
Issued to:

By:
THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

CAPITAL IMPROVEMENTS AMENDATORY ENDORSEMENT

Solely with respect to Loss arising from Pollution Conditions due to or associated with a Capital Improvement, it is hereby agreed as follows:

1.	Item 3. COVERAGES AND COVERAGE SECTION LIMITS AND DEDUCTIBLES on the Declarations page is deleted in its entirety and replaced with the following:

This Policy includes only those Coverages as stated in Section 1 of the Policy for which Self-Insured Retentions and limits of liability appear below. If no Self-Insured Retention or limits of liability appears for a Coverage, that Coverage does not apply.

Coverage	Self-Insured Retention-Each Incident	Each Incident Limit	Coverage Section Aggregate Limit
A	$500,000	$25,000,000	$25,000,000
B	$500,000	$25,000,000	$25,000,000
C	$500,000	$25,000,000	$25,000,000
D	$500,000	$25,000,000	$25,000,000
E	$500,000	$25,000,000	$25,000,000
F	$500,000	$25,000,000	$25,000,000
G
H
I
J

2.	Section V. LIMITS OF COVERAGE; DEDUCTIBLE, is re-titled " Section V. LIMITS OF COVERAGE; SELF-INSURED RETENTION AND DEDUCTIBLE".

3.	Section V. LIMITS OF COVERAGE; DEDUCTIBLE, Paragraph F. Deductible, (1) Coverages A through I is deleted in its entirety and replaced with the following:

F. Self-Insured Retention - Coverages A through I; Deductible - Coverage J

10

ENDORSEMENT NO. (Continued)

(1)	Self Insured Retention - Coverages A through I

Subject to Paragraphs V.A. through V.E. above, this Policy is to pay covered Loss arising from Pollution Conditions due to or associated with a Capital Improvement, in excess of the Self-Insured Retention amount stated in paragraph 1 above for the applicable coverage, up to but not exceeding the applicable "Each Incident" limit of coverage. The Self-Insured Retention amount is to be borne by the Insured and is not to be insured. The insurance provided by this Policy shall be excess over the applicable Self-Insured Retention amount shown in paragraph 1 above, whether such Self-Insured Retention is collectible or not collectible by reason of the refusal or inability of the Insured to pay the retention amount due to insolvency, bankruptcy or any other reason. In no event shall the Company be responsible to make any payment under this Policy before the Insured has paid the Self-Insured Retention, and the risk of uncollectibility (in whole or in part) of such Self-Insured Retention is expressly retained by the Insured and is not in any way or under any circumstances insured or assumed by the Company.

If the same, related or continuous Pollution Conditions result in coverage under more than one coverage under Coverages A through I, only the highest applicable Self-Insured Retention amount stated in Item 3 of the Declarations among all the coverage sections applicable to the Loss shall apply.

The Insured shall promptly reimburse the Company for advancing any element of Loss falling within the Self-Insured Retention.

5.	The following is added to Section VIII. DEFINITIONS:

Capital Improvement means any activity, voluntarily undertaken by the Insured, that:

1.	disturbs or alters the foundations or other subsurface installations of existing buildings or structures; or

2.	requires subsurface excavation or site regrading including, but not limited to, construction, installation or demolition of buildings, structures, systems or utilities on the Insured Property.

All other terms, conditions and exclusions remain the same.
Authorized Representative or countersignature (where required by law)

11

ENDORSEMENT NO.

This endorsement, effective 12:01 AM:

Forms a part of policy no.:
SPECIMEN
Issued to:

By:

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

MATERIAL CHANGE IN USE OF INSURED PROPERTY(S) EXCLUSION

It is hereby agreed that the following exclusion is added to Section II. EXCLUSIONS, 1. COMMON EXCLUSIONS - APPLICABLE TO ALL COVERAGES:

MATERIAL CHANGE IN USE:

arising from a material change in use of the Insured Property(s). For purposes of determining whether a change in use is material, any change of operations that results in more stringent remediation standards than those imposed on the Insured Property at the Inception Date shall be considered material.

All other terms, conditions and exclusions remain the same.
Authorized Representative or countersignature (where required by law)

12

ENDORESEMENT NO.

This endorsement, effective 12:01 AM,

Forms a part of Policy No:

Issued to:

By:

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

COVERAGES C AND F - PRE-EXISTING CONDITIONS ONLY ENDORSEMENT

It is hereby agreed that Section I., INSURING AGREEMENTS, 1. COVERAGES C and F are deleted in their entirety and replaced with the following:

COVERAGE C -THIRD-PARTY CLAIMS FOR ON-SITE BODILY INJURY AND PROPERTY DAMAGE RESULTING FROM PRE-EXISTING CONDITIONS

To pay on behalf of the Insured, Loss that the Insured becomes legally obligated to pay as a result of Claims for Bodily Injury or Property Damage resulting from Pollution Conditions on or under the Insured Property that commenced prior to the Continuity Date shown below, if such Bodily Injury or Property Damage takes place while the person injured or property damaged is on the Insured Property, provided such Claims are first made against the Insured and reported to the Company in writing during the Policy Period, or during the Extended Reporting Period if applicable.

For purposes of coverage provided by this Endorsement, the following Continuity Date applies to Coverage C:

Continuity Date:

COVERAGE F -THIRD-PARTY CLAIMS FOR OFF-SITE BODILY INJURY AND PROPERTY DAMAGE RESULTING FROM PRE-EXISTING CONDITIONS

To pay on behalf of the Insured, Loss that the Insured becomes legally obligated to pay as a result of Claims for Bodily Injury or Property Damage resulting from Pollution Conditions, beyond the boundaries of the Insured Property, that commenced prior to the Continuity Date shown below, and migrated from the Insured Property, provided such Claims are first made against the Insured and reported to the Company in writing during the Policy Period, or during the Extended Reporting Period if applicable.

For purposes of coverage provided by this Endorsement, the following Continuity Date applies to Coverage F:

Continuity Date:

All other terms, conditions, and exclusions shall remain the same.

AUTHORIZED REPRESENTATIVE
or countersignature (in states where applicable)

13

ENDORSEMENT NO.

This endorsement, effective 12:01 AM,

Forms a part of Policy No:

Issued to:

By:

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

NOTICE OF POSSIBLE CLAIM DELETION ENDORSEMENT

It is hereby agreed that Section III. NOTICE REQUIREMENTS AND CLAIM PROVISIONS, Paragraph B. NOTICE OF POSSIBLE CLAIM is deleted in its entirety.

All other terms, conditions, and exclusions shall remain the same.

AUTHORIZED REPRESENTATIVE
or countersignature (in states where applicable)

14

ENDORSEMENT NO.

This endorsement, effective 12:01 AM,

Forms a part of Policy No:

Issued to:

By:

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

100% MINIMUM EARNED PREMIUM ENDORSEMENT

1.	It is hereby agreed that the following minimum earned premium applies:

Inception Date	Minimum Premium Earned 100%

2.	It is hereby agreed that Section VI. CONDITIONS, Paragraph G., Cancellation is deleted in its entirety and re- placed with the following:

G.
Cancellation - This Policy may be cancelled by the Named Insured by surrender thereof to the Company or any of its authorized agents or by mailing to the Company written notice stating when thereafter the cancellation shall be effective. This Policy may be cancelled by the Company only for the reasons stated below by mailing to the Named Insured at the address shown in the Policy, written notice stating when not less than 60 days (10 days for nonpayment of premium) thereafter such cancellation shall be effective. Proof of mailing of such notice shall be sufficient proof of notice.

1.	Material misrepresentation by the Insured;

2.	The Insured's failure to comply with the material terms, conditions or contractual obligations under this Policy, including failure to pay any premium or Deductible when due;

3.	A change in operations at an Insured Property during the Policy Period that materially increases a risk covered under this Policy.

The time of surrender or the effective date and hour of cancellation stated in the notice shall become the end of the Policy Period. Delivery of such written notice either by the Named Insured or by the Company shall be equivalent to mailing. If the Named Insured cancels, no return premium will be calculated and the premium shall be 100% earned at the Inception Date. If the Company cancels, earned premium shall be computed on a pro rata basis. Premium adjustment may be either at the time cancellation is effected or as soon as practi- cable after cancellation becomes effective, but payment or tender of unearned premium is not a condition of cancellation.

All other terms, conditions and exclusions shall remain the same.

AUTHORIZED REPRESENTATIVE
or countersignature (in states where applicable)

15

ENDORSEMENT NO.

This endorsement, effective 12:01 AM,

Forms a part of Policy No:

Issued to:

By:

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

WAR EXCLUSION ENDORSEMENT

It is hereby agreed that the following exclusion is added to Section II. EXCLUSIONS, Subsection 1. COMMON EX- CLUSIONS - APPLICABLE TO ALL COVERAGES:

WAR

Arising directly or indirectly as a result of or in connection with war, whether declared or not, or any act or condition incident to war. War includes civil war, insurrection, act of foreign enemy, civil commotion, factional civil commotion, military or usurped power, rebellion or revolution.

All other terms, conditions, and exclusions shall remain the same.

AUTHORIZED REPRESENTATIVE
or countersignature (in states where applicable)

16

ENDORSEMENT NO.

This endorsement, effective 12:01 AM,

Forms a part of Policy No:

Issued to:

By:
THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

TERRORISM EXCLUSION - ALL TERRORISM (INCLUDING CERTIFIED ACTS OF TERRORISM) EXCLUSION ENDORSEMENT

Pursuant to the requirements of the Terrorism Risk Insurance Act of 2002, the "Act," the Insured has been provided notice that the Insured may elect to purchase coverage for loss covered under this Policy arising directly or indirectly as a result of a certified "act of terrorism" as defined by Section 102. Definitions, of the Act and any revisions or amendments thereto and the premium charge for such coverage.

After receiving such notice, the Insured has elected not to purchase coverage for such certified "acts of terrorism" and has agreed to the inclusion of a Terrorism Exclusion. Therefore, this Policy is amended to include the following exclusion:

The Company has no obligation to make any payment or to provide or to pay for a defense under this Policy due to or arising directly or indirectly as a result of or in connection with Terrorism including but not limited to, any contemporaneous or ensuing loss caused by fire, looting, or theft.

Terrorism means the use or threatened use of force or violence against person or property, or commission of an act dangerous to human life or property, or commission of an act that interferes with or disrupts an electronic or communication system, undertaken by any person or group, whether or not acting on behalf of or in connection with any organization, government, power, authority or military force, when the effect is to intimidate, coerce or harm a government, the civilian population or any segment thereof, or to disrupt any segment of the economy.

The defined term Terrorism shall specifically include, but is not limited to, the following definition of a certified "Act of Terrorism" defined by Section 102. Definitions, of the Terrorism Risk Insurance Act of 2002 and any revisions or amendments thereto:

(1)	Act of Terrorism -
(A)
Certification. - The term "act of terrorism" means any act that is certified by the Secretary of the Treasury of the United States, in concurrence with the Secretary of State, and the Attorney General of the United States -

(i)	to be an act of terrorism;
(ii)	to be a violent act or an act that is dangerous to -

(I)	human life;
(II)	property; or

	(III)	infrastructure;
(iii)	to have resulted in damage within the United States, or outside of the United States in the case of -

(I)
an air carrier or vessel described in paragraph (5)(B); [for the convenience of this endorsement, paragraph (5)(B) reads: occurs to an air carrier (as defined in Section 40102 of title 49, United States Code) to a United States flag vessel (or a vessel based principally in the United States, on which United States income tax is paid and whose insurance coverage is subject to regulation in the United States), regardless of where the loss occurs, or at the premises of any United States mission];

(II)	the premises of a United States mission; and

FOR USE TO EXCLUDE ALL TERRORISM REJECTION OF CERTIFIED ACTS OF TERRORISM.

17

(iv)
to have been committed by an individual or individuals acting on behalf of any foreign person or foreign interest, as part of an effort to coerce the civilian population of the United States or to influence the policy or affect the conduct of the United States Government by coercion.

(B)	Limitation. - No act shall be certified by the Secretary as an act of terrorism if -

(i)	the act is committed as part of the course of a war declared by the Congress, except that this clause shall not apply with respect to any coverage for workers' compensation; or
(ii)	property and casualty insurance losses resulting from the act, in the aggregate, do not exceed $5,000,000.

(C)	Determinations Final. -Any certification of, or determination not to certify, an act as an act of terrorism under this paragraph shall be final, and shall not be subject to judicial review.
(D)
Nondelegation. -The Secretary may not delegate or designate to any other officer, employee, or person, any determination under this paragraph of whether, during the effective period of the Program, an act of terrorism has occurred.

All other terms, conditions, and exclusions shall remain the same.

AUTHORIZED REPRESENTATIVE
or countersignature (in states where applicable)

FOR USE TO EXCLUDE ALL TERRORISM REJECTION OF CERTIFIED ACTS OF TERRORISM.

18

ENDORSEMENT NO.

This endorsement, effective 12:01 AM,

Forms a part of Policy No:

Issued to:

By:

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

TERRORISM EXCLUSION WITH CERTIFIED ACTS OF TERRORISM EXCEPTION PURCHASED ENDORSEMENT

Pursuant to the requirements of the Terrorism Risk Insurance Act of 2002, the "Act," the Insured has been provided notice that the Insured may elect to purchase coverage for loss covered under this Policy arising directly or indirectly as a result of a certified "act of terrorism" as defined by Section 102., Definitions, of the Act and any revisions or amendments thereto and the premium charge for such coverage.

After receiving such notice, the Insured has elected to purchase the exception for such certified "Acts of Terrorism" to the Terrorism Exclusion. Therefore, any Terrorism Exclusion included in this Policy is deleted and replaced with the following:

The Company has no obligation to make any payment or to provide or to pay for a defense under this Policy due to or arising directly or indirectly as a result of or in connection with Terrorism including but not limited to, any contemporaneous or ensuing loss caused by fire, looting, or theft.

Terrorism means the use or threatened use of force or violence against person or property, or commission of an act dangerous to human life or property, or commission of an act that interferes with or disrupts an electronic or communication system, undertaken by any person or group, whether or not acting on behalf of or in connection with any organization, government, power, authority or military force, when the effect is to intimidate, coerce or harm a government, the civilian population or any segment thereof, or to disrupt any segment of the economy.

This exclusion does not apply to a certified "Act of Terrorism" defined by Section 102. Definitions, of the Terrorism Risk Insurance Act of 2002 and any revisions or amendments. The following Section 102 definition of "Act of Terrorism" from the Terrorism Risk Insurance Act of 2002 applies to this exception:

(1)	Act of Terrorism -
(A)
Certification. - The term "act of terrorism" means any act that is certified by the Secretary of the Treasury of the United States, in concurrence with the Secretary of State, and the Attorney General of the United States -

(i)	to be an act of terrorism;
(ii)	to be a violent act or an act that is dangerous to -

(I)	human life;
(II)	property; or

	(III)	infrastructure;
(iii)	to have resulted in damage within the United States, or outside of the United States in the case of -

(I)
an air carrier or vessel described in paragraph (5)(B); [for the convenience of this endorsement, paragraph (5)(B) reads: occurs to an air carrier (as defined in Section 40102 of title 49, United States Code) to a United States flag vessel (or a vessel based principally in the United States, on which United States income tax is paid and whose insurance coverage is subject to regulation in the United States), regardless of where the loss occurs, or at the premises of any United States mission];

(II)	the premises of a United States mission; and

FOR USE WHEN THE INSURED ELECTS FULL CERTIFIED ACTS OF TERRORISM.

19

(iv)
to have been committed by an individual or individuals acting on behalf of any foreign person or foreign interest, as part of an effort to coerce the civilian population of the United States or to influence the policy or affect the conduct of the United States Government by coercion.

(B)	Limitation. - No act shall be certified by the Secretary as an act of terrorism if -

(i)	the act is committed as part of the course of a war declared by the Congress, except that this clause shall not apply with respect to any coverage for workers' compensation; or
(ii)	property and casualty insurance losses resulting from the act, in the aggregate, do not exceed $5,000,000.

(C)	Determinations Final. -Any certification of, or determination not to certify, an act as an act of terrorism under this paragraph shall be final, and shall not be subject to judicial review.
(D)
Nondelegation. -The Secretary may not delegate or designate to any other officer, employee, or person, any determination under this paragraph of whether, during the effective period of the Program, an act of terrorism has occurred.

All other terms, conditions, and exclusions shall remain the same.

AUTHORIZED REPRESENTATIVE
or countersignature (in states where applicable)

FOR USE WHEN THE INSURED ELECTS FULL CERTIFIED ACTS OF TERRORISM.

20

ENDORSEMENT NO.

This endorsement, effective 12:01 AM,

Forms a part of Policy No:

Issued to:

By:

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

MULTIPLE COVERAGES AGGREGATE LIMIT ENDORSEMENT

It is hereby agreed that Section V. LIMITS OF COVERAGE; DEDUCTIBLE, Paragraph E. Multiple Coverages is deleted in its entirety and replaced with the following:

E.	Multiple Coverages - Each Incident Aggregate Limit

Subject to Paragraphs V.A. through V.D. above, if the same, related or continuous Pollution Conditions result in coverage under more than one Coverage under Coverages A through J, every applicable "Each Incident" limit of coverage among such coverage sections shall apply to the Loss, Actual Loss, Extra Expense and loss of Rental Value; however, the most the Company will pay for all Loss, Actual Loss, Extra Expense and loss of Rental Value arising from such Pollution Conditions shall not exceed the highest "Each Incident" limit of Coverage stated in Item 3 of the Declarations among all the coverage sections applicable to the Loss, Actual Loss, Extra Expense and loss of Rental Value.

All other terms, conditions, and exclusions shall remain the same.

AUTHORIZED REPRESENTATIVE
or countersignature (in states where applicable)

21

ENDORSEMENT NO.

This endorsement, effective 12:01 AM,

Forms a part of Policy No:

Issued to:

By:

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

SELF-INSURED RETENTION ENDORSEMENT

It is hereby agreed that the following changes are made to the Policy:

1.	All references in Item 3 of the Declarations page to "Deductible" and within the Policy are replaced with "Self- Insured Retention" on each occasion.

2.	Section V. LIMITS OF COVERAGE; DEDUCTIBLE, is re-titled "Section V. LIMITS OF COVERAGE; SELF- INSURED RETENTION AND DEDUCTIBLE".

3.	Section V. LIMITS OF COVERAGE; DEDUCTIBLE, Paragraph F. Deductible, (1) Coverages A through I is deleted in its entirety and replaced with the following:

F.	Self-Insured Retention - Coverages A through I; Deductible - Coverage J

(1)	Self Insured Retention - Coverages A through I

Subject to Paragraphs V.A.through V.E. above, this Policy is to pay covered Loss, in excess of the Self- Insured Retention amount stated in Item 3 of the Declarations for the applicable coverage, up to but not exceeding the applicable "Each Incident" limit of coverage. The Self-Insured Retention amount is to be borne by the Insured and is not to be insured. The insurance provided by this Policy shall be excess over the applicable Self-Insured Retention amount shown in Item 3 of the Declarations, whether such Self- Insured Retention is collectible or not collectible by reason of the refusal or inability of the Insured to pay the retention amount due to insolvency, bankruptcy or any other reason. In no event shall the Company be responsible to make any payment under this Policy before the Insured has paid the Self-Insured Retention, and the risk of uncollectibility (in whole or in part) of such Self-Insured Retention is expressly retained by the Insured and is not in any way or under any circumstances insured or assumed by the Company.

If the same, related or continuous Pollution Conditions result in coverage under more than one coverage under Coverages A through I, only the highest applicable Self-Insured Retention amount stated in Item 3 of the Declarations among all the coverage sections applicable to the Loss shall apply.

The Insured shall promptly reimburse the Company for advancing any element of Loss falling within the Self-Insured Retention.

All other terms, conditions, and exclusions shall remain the same.

AUTHORIZED REPRESENTATIVE
or countersignature (in states where applicable)

22

ENDORSEMENT NO.

This endorsement, effective 12:01 AM,

Forms a part of Policy No:

Issued to:

By:

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

MICROBIAL MATTER EXCLUSION ENDORSEMENT

It is hereby agreed that the Policy is amended as follows:

1.	Section VIII. DEFINITIONS, Paragraph U. Pollution Conditions, is deleted in its entirety and replaced with the following:

U.
Pollution Conditions means the discharge, dispersal, release or escape of any solid, liquid, gaseous or thermal irritant or contaminant, including, but not limited to, smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, medical waste and waste materials into or upon land, or any structure on land, the atmosphere or any watercourse or body of water, including groundwater, provided such conditions are not naturally present in the environment in the amounts or concentrations discovered. Pollution Conditions shall not include Microbial Matter.

2.	Section VIII. DEFINITIONS, is amended by the addition of the following:

Microbial Matter means fungi, mold and mildew, whether or not such Microbial Matter is living.

All other terms, conditions, and exclusions shall remain the same.

AUTHORIZED REPRESENTATIVE
or countersignature (in states where applicable)

23

ENDORSEMENT NO.

This endorsement, effective 12:01 AM,

Forms a part of Policy No:

Issued to:

By:

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

CONDITION OF PAYMENT ENDORSEMENT

It is hereby agreed that any payment under this Policy shall only be made in full compliance with all United States of America economic and trade sanction laws or regulations, including, but not limited to, sanctions, laws and regulations administered and enforced by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC").

All other terms, conditions, and exclusions shall remain the same.

AUTHORIZED REPRESENTATIVE
or countersignature (in states where applicable)

24

ENDORSEMENT NO.

This endorsement, effective 12:01 AM,

Forms a part of Policy No:

Issued to:

By:

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

DISCLOSED DOCUMENTS ENDORSEMENT

It is hereby agreed that for purposes of Section II. EXCLUSIONS, 1. COMMON EXCLUSIONS -APPLICABLE TO ALL COVERAGES, Paragraph I. PRIOR KNOWLEDGE/NON-DISCLOSURE, the Company acknowledges receipt of the documents listed below. Pollution Conditions identified in these documents are deemed disclosed to the Company. All other exclusions, in the Policy form or added by endorsement, applicable to such Pollution Conditions still apply and are not amended, altered or changed by this Endorsement.

Author	Document	Date

All other terms, conditions, and exclusions shall remain the same.

AUTHORIZED REPRESENTATIVE
or countersignature (in states where applicable)

25

ENDORSEMENT NO.

This endorsement, effective 12:01 AM,

Forms a part of Policy No:

Issued to:

By:

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

DEFINITION OF BODILY INJURY ENDORSEMENT

It is hereby agreed that Section VIII. DEFINITIONS, Paragraph B. Bodily Injury is deleted in its entirety and replaced with the following:

B.	Bodily Injury means physical injury, or sickness, disease, mental anguish or emotional distress when accompanied by physical injury, sustained by any person, including death resulting therefrom.

All other terms, conditions, and exclusions shall remain the same.

AUTHORIZED REPRESENTATIVE
or countersignature (in states where applicable)

26

EXHIBIT E
RELEASE

THIS RELEASE is made this ____ day of November, 2006, by the undersigned (“Releaser”), in favor of the Released Parties (as defined below).

Reference is hereby made to that certain Stock Purchase Agreement of even date herewith (the “Purchase Agreement”) among NN, Inc., a Delaware corporation (“Buyer”), Whirlaway Corporation, an Ohio corporation (“Whirlaway”), and Thomas G. Zupan (“Shareholder”). The delivery of this Release by Releaser was a material inducement to Buyer in entering into the Purchase Agreement, and the delivery of this Release by Releaser is a condition to Buyer’s obligations to consummate the Closing and other transactions contemplated by the Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Releaser, intending legally to be bound, agrees as follows:

1.  Except as to any monies and benefits due Releaser under the terms of Whirlaway’s 401(k) plan and any accrued but unpaid current salary for which payroll checks have not yet been distributed, Releaser, for himself and on behalf of all persons claiming by, through, for or under such Releaser or on behalf of such Releaser (such other persons hereinafter referred to collectively as the “Releaser Related Parties”), hereby releases, settles, cancels, discharges and acknowledges to be fully and finally satisfied any and all claims, demands, rights, actions, causes of action, debts, accounts, covenants, contracts, agreements, promises, damages, costs, losses, reimbursements, compensation, liabilities and expenses, including attorney’s fees, of any and every kind, nature or description whatsoever, at law or in equity (collectively, “Losses”), which such Releaser or any of the Releaser Related Parties may have had or may now have or assert against Whirlaway, its wholly-owned subsidiary Triumph, LLC, an Arizona limited liability company (collectively with Whirlaway, the “Companies”) and their present and former officers, directors, partners, agents, servants, employees, attorneys, representatives, subsidiaries, divisions, controlled affiliates, predecessors, successors and assigns (collectively, the “Released Parties”) to the maximum extend permitted by law and without limitation, including, but not limited to, any Losses (whether such Losses be known or unknown, knowable or unknowable, suspected or unsuspected) related to or concerning Executive’s employment with Company; claims sounding in contract and/or tort; claims for discrimination / harassment / retaliation under local, state, or federal law, including but not limited to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act, the Age Discrimination in Employment Act, and any other federal, state, or local law; claims under the Employee Retirement Income Security Act; claims under the Family and Medical Leave Act; claims under any Company policy and/or practice; and all other claims, whether common law or contract, all to the maximum extent permitted by law and without limitation.

2.  Releaser acknowledges that as of the date of this Release, Releaser (1) has not suffered a work-related injury during his employment with the Companies that has not properly disclosed to the Companies; (2) has been paid in full all wages due and owing to Releaser for any and all work performed for the Companies and/or any of the Released Parties except for any accrued but unpaid current salary for which payroll checks have not yet been distributed; (3) has not exercised any actual or apparent authority by or on behalf of the Companies that Releaser has not specifically disclosed to the Companies; and (4) has not entered into any agreements, whether written or otherwise, with any of the Companies’ employees (current and former) and/or third parties that could legally bind the Released Parties.

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3.  Releaser agrees that neither such Releaser nor the Releaser Related Parties, or any of them, nor anyone claiming under, through or for them or on their behalf will bring, file, institute, prosecute, maintain or recover upon, either directly or indirectly, any suit, charge, administrative proceeding, investigation, or action at law or in equity against the Released Parties, or any of them, in or before any court, agency or forum, state or federal, or otherwise, within the United States or elsewhere, for or relating to any of the claims released in Paragraph 1 hereof (the “Released Claims”). Releaser agrees that this Release may be pleaded by the Released Parties as a counterclaim or cross-claim to or as a defense in bar or abatement of any Released Claim.

4.  Releaser acknowledges and agrees that it has read this Release and has been fully informed of its contents, meaning and legal effect prior to such Releaser’s execution hereof (and has understood same) and such Releaser’s execution of this Release is his own free act and deed.

5.  In the event any term, provision or condition of this Release, or portion thereof, is held by a court of competent jurisdiction to be void, voidable, illegal or unenforceable, the parties hereby intend and agree that the other terms, provisions and conditions of this Release shall not be affected thereby, and such unaffected portions shall be deemed severable from the void, illegal or unenforceable provisions, and shall remain binding among the parties and in full force and effect.

6.  This Release is entered into by Releaser in consideration of the Sale Bonus paid to Releaser pursuant to the letter agreement entered into between Whirlaway and Releaser dated November ___, 2006. The parties understand and agree that no additional compensation or consideration will be paid by Buyer under this Release. This Release shall be effective simultaneously with the effective time of the Closing.

7.  All capitalized terms used herein shall have the same meanings ascribed to such terms in the Purchase Agreement unless otherwise defined herein. Words used in this Release, regardless of the gender specifically used, shall be deemed and construed to include any other gender as the context requires.

8.  This Release shall be governed by and construed in accordance with the laws of the State of Delaware, without regards to its conflicts of laws provisions.

9.  This Release shall be binding upon, and inure to the benefit of, Releaser, the Releaser Related Parties, the Released Parties, and their respective heirs, executors, personal representatives, successors and assigns.

10.  This Release has been duly authorized, executed and delivered by Releaser and represents the valid, binding and enforceable obligation of Releaser.

* * * * *

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The undersigned has signed this Release as of the date first above written.

                    RELEASER

                    ___________________________________
                    [Name]

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